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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE FIRST MARBLEHEAD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

September 29, 2010

Fellow Stockholders:

Our 2010 annual meeting of stockholders will take place on Tuesday, November 16, 2010 at 10:00 a.m., local time, at the offices of WilmerHale LLP, 399 Park Avenue, New York, New York 10022. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

Information concerning the matters to be considered and voted upon at the annual meeting is set out in the notice of 2010 annual meeting of stockholders and proxy statement. The proxy statement describes the matters and provides other information you may find useful in deciding how to vote. We encourage you to read all of these materials carefully.

If you are a stockholder of record, we have enclosed a proxy card that enables you to vote on the matters to be considered at the meeting whether you plan on attending the meeting in person or not. To vote, simply mark, sign and date your proxy card and mail it in the enclosed postage-paid envelope. If your shares are held in "street name"—that is, held for your account by a bank, broker, trust or other holder of record—you will receive instructions from the holder of record that you must follow for your shares to be voted.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. If your shares are held in "street name," you have been sent a notice containing instructions on how to access our proxy statement and annual report over the Internet and how to vote. We believe that this e-proxy process will expedite stockholders' receipt of proxy materials, lower costs and reduce the environmental impact of our annual meeting.

The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote.

Thank you for your ongoing support and continued interest in The First Marblehead Corporation.

Sincerely,

Daniel Meyers
 Chairman of the Board, Chief Executive Officer and President

This proxy statement is dated September 29, 2010 and was first mailed to
First Marblehead stockholders on or about October 5, 2010.

800 BOYLSTON STREET • 34TH FLOOR • BOSTON, MASSACHUSETTS 02199 • TEL: 617.638.2000

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Tuesday, November 16, 2010
Place	Offices of WilmerHale LLP 399 Park Avenue New York, New York 10022
Directions to the offices of WilmerHale LLP are available by visiting http://ir.fmd.com/am2010
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect nine directors, nominated by the board of directors, for terms to expire at the next annual meeting of stockholders;
(2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011; and
(3) transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on September 20, 2010.
Proxy Voting	It is important that your shares be represented and voted whether or not you plan to be present at the meeting. If you are a stockholder of record and do not plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting. If your shares are held in "street name," please follow the instructions provided by the holder of record to ensure that your shares are voted. Please note that brokers will no longer vote shares held in street name in the election of directors without express instructions.
Website	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on November 16, 2010: This notice, the attached proxy statement and our 2010 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended June 30, 2010, are available on our website at www.firstmarblehead.com. In addition, you may access these materials as well as voting instructions at http://materials.proxyvote.com/320771, which does not have "cookies" that identify visitors to the site. These documents are also available by calling our toll-free number (800) 895-4283 or by contacting Investor Relations by email at info@firstmarblehead.com.

By order of the Board of Directors,

Gregory M. Woods Secretary

September 29, 2010
Boston, Massachusetts

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

PROXY STATEMENT

For Our Annual Meeting of Stockholders to be held on November 16, 2010

        The First Marblehead Corporation, a Delaware corporation, which we refer to as "we," "us," "First Marblehead" or the "Company," has furnished this proxy statement to you because our board of directors is soliciting your proxy to vote at our 2010 annual meeting of stockholders. The annual meeting will be held on Tuesday, November 16, 2010, at 10:00 a.m., local time, at the offices of WilmerHale LLP, 399 Park Avenue, New York, New York 10022. For information on how to obtain directions to attend the annual meeting and how to vote in person, please contact Investor Relations by emailing info@firstmarblehead.com or calling our toll-free number (800) 895-4283. If the annual meeting is adjourned for any reason, the proxies may be used at any adjournments of the annual meeting.

        This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions at the annual meeting, if you do not plan to attend in person.

        We are making this proxy statement and our annual report to stockholders for the fiscal year ended June 30, 2010 available to stockholders for the first time on or about October 5, 2010. Any reference to a fiscal year in this proxy statement means the fiscal year ended June 30.

        Our annual report on Form 10-K for fiscal 2010, as filed with the Securities and Exchange Commission, which we refer to as the SEC, including our audited financial statements, is available free of charge on our website at www.firstmarblehead.com or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you free of charge, either: write to Investor Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199, email Investor Relations at info@firstmarblehead.com or call our toll-free number (800) 895-4283.

 INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

        Holders of record of our common stock at the close of business on September 20, 2010 are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on September 20, 2010, we had 100,818,715 shares of our common stock issued and outstanding.

        A list of stockholders of record entitled to vote will be available at the meeting. In addition, you may contact our corporate secretary, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from November 5, 2010 up to the time of the meeting.

Why did you receive a notice of Internet availability of proxy materials in the mail instead of a printed set of proxy materials?

        Under SEC rules, we are permitted to furnish our proxy materials over the Internet by delivering a notice to our stockholders by mail or electronically if a stockholder has elected to receive materials by electronic delivery. If the shares you own are held in "street name," a notice of Internet availability of these proxy materials has been forwarded to you by the record holder of your shares, typically your bank or brokerage firm. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The notice also instructs you on how you may submit your voting instructions either over the Internet or by mail. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the notice.

        Stockholders of record who received a printed set of proxy materials will not receive the notice, but may still access our proxy materials at www.firstmarblehead.com.

 Are you entitled to vote if your shares are held in "street name?"

        If the shares you own are held in "street name," you have the right to direct the record holder how to vote your shares, and the record holder is required to vote according to your instructions. To instruct your record holder how to vote your shares, please follow the directions the record holder provides to you.

        Under the rules of the New York Stock Exchange, which we refer to as the NYSE, if you do not give voting instructions to the record holder, it will be permitted to vote your shares with respect to certain "discretionary" items, but will not be permitted to vote your shares with respect to certain "non-discretionary" items. As discussed below, the election of directors (proposal one) is a non-discretionary item under the NYSE rules. The ratification of the appointment of our independent registered public accounting firm (proposal two) is a discretionary item under the NYSE rules. Accordingly, if you do not give your record holder voting instructions with respect to proposal one, or if the record holder does not exercise its discretionary authority with regard to proposal two, your shares will not be voted and will be treated as "broker non-votes" on the particular matter. Those shares will not be considered entitled to vote with respect to that matter, but will be treated as shares present for the purpose of determining the presence of a quorum. Therefore, we encourage you to provide voting instructions to your record holder. This ensures your shares will be voted at the annual meeting in the manner you desire.

        As a result of recent changes in NYSE rules, your record holder is no longer permitted to vote your shares in the election of directors in the absence of voting instructions from you. Therefore, if you hold your shares in "street name," it is critical that you instruct your record holder how to vote your shares if you would like your vote to be counted for the election of directors (proposal one). In the past, if you held your shares in "street name" and you did not indicate how you wanted your shares voted in the election of directors, your record holder was permitted to vote your shares on your behalf in the election of directors as it felt appropriate. Thus, if you hold your shares in "street name," and you do not instruct your record holder how to vote in the election of directors, no votes will be cast on proposal one on your behalf.

        If your shares are held in "street name," you are cordially invited to attend the annual meeting, but please bring an account statement or letter from the record holder that confirms you are the beneficial owner of those shares as of the record date. You may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares.

 How may you vote if you are a stockholder of record?

        If you are a stockholder of record (i.e., you hold shares in your name in an account with our stock transfer agent, Computershare Trust Company, N.A.), you may vote your shares in person or by mail:

  •
  To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

  •
  To vote by mail, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card.

        The proxy card solicited by our board of directors provides stockholders the choice of voting for each of the director nominees or withholding votes for each of the nominees (proposal one) and the choice of approving, disapproving or abstaining with respect to the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011 (proposal two). If you indicate a choice on the proxy card with respect to any matter to be acted upon, the shares will be voted as specified. If you sign and return your proxy card and do not specify a choice, your shares will be voted according to our board of directors' recommendations, as indicated in this proxy statement.

How may you change your vote?

        If you are a stockholder of record, even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

  •
  send written notice to our corporate secretary, at our address listed on page 1 of this proxy statement;

  •
  send us another signed proxy with a later date; or

  •
  attend the meeting, notify our corporate secretary that you are present, and then vote by ballot.

        If you own shares in "street name," the record holder of your shares should provide you with appropriate instructions for changing your vote.

How many shares must be present to hold the annual meeting?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at the meeting, that is, at least 50,409,358 shares.

        Shares of common stock present in person or represented by proxy (including any "broker non-votes" and shares that abstain or provide no voting instructions with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

        If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

  Proposal One—Election of Directors

        Under our amended and restated by-laws, which we refer to as our by-laws, directors will be elected by a plurality of the votes cast by our stockholders entitled to vote on the election. In other words, the nine nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether that number represents a majority of the votes cast.

  Proposal Two—Ratification of Appointment of KPMG LLP

        Under our by-laws, the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the annual meeting and voting on the matter is needed to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

How will votes be counted?

        Each share of common stock will be counted as one vote. Neither votes withheld for a particular nominee nor "broker non-votes" will have an effect on the outcome of proposal one. Under our by-laws, neither abstentions nor "broker non-votes" will have an effect on the outcome of proposal two.

How does our board of directors recommend that you vote?

        Our board of directors unanimously recommends that you vote:

  •
  FOR proposal one—to elect our nine nominees to our board of directors; and

  •
  FOR proposal two—to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

Will any other business be conducted at the annual meeting?

        Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was September 17, 2010. The proxies solicited by our board of directors confer discretionary voting authority with respect to any other matter properly coming before the meeting.

Who pays for the solicitation of proxies?

        We will bear the costs of soliciting proxies. In addition to solicitations by mail and by the Internet, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have requested banks, brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of the shares and request instructions for voting the shares. We will reimburse the banks, brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may you submit a proposal for the 2011 annual meeting?

        Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2011 annual meeting and who wishes the proposal to be included in the proxy statement and proxy card for that meeting must submit the proposal in writing to: Corporate Secretary, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199, before June 7, 2011. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

        If you wish to present a proposal at our 2011 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice to us at the address noted above. Our by-laws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to November 16, 2011. However, if our 2011 annual meeting is scheduled to be held prior to

October 27, 2011 or after January 15, 2012, your notice must be received no earlier than the 90th day prior to the 2011 annual meeting and no later than the close of business on the later of (1) the 60th day prior to the 2011 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2011 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

DISCUSSION OF PROPOSALS

Proposal One: Election of Directors

        Our board of directors presently consists of ten directors. In May 2010, we added two independent directors to our board of directors, Nancy Y. Bekavac and Thomas P. Eddy. Ms. Bekavac was appointed to our compensation committee, and Mr. Eddy was appointed to our audit committee. In addition, Daniel Meyers, our chief executive officer and president, became the chairman of our board of directors in May 2010 following the resignation of Peter B. Tarr as an executive officer, a director and the chairman of our board of directors.

        Stephen E. Anbinder, a current director, has reached the age of 72 and, pursuant to our corporate governance guidelines, will retire from our board of directors effective as of the date of the annual meeting. On the recommendation of our nominating and corporate governance committee, our board of directors has nominated Nancy Y. Bekavac, William R. Berkley, Dort A. Cameron III, Henry Cornell, George G. Daly, Peter S. Drotch, Thomas P. Eddy, William D. Hansen and Daniel Meyers for election as directors. If all nominees are elected, our board of directors will consist of nine directors.

        The persons named in the proxy card will vote to elect each of the nominees as a director, unless the proxy is marked otherwise. Each director will be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees is currently a director, and each has indicated a willingness to serve as director, if elected. If any nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

        In December 2007, we entered into an Investment Agreement with affiliates of GS Capital Partners, which we refer to as the Purchasers. Under the terms of the Investment Agreement, as amended, and a related assignment agreement, GS Capital Partners VI Parallel, L.P., which we refer to as GS Parallel, has the right to nominate a representative to our board of directors for so long as the Purchasers collectively hold at least 100 shares of our common stock and other securities, certificates or instruments issued by us, any of our subsidiaries or any securitization trust sponsored, structured or administered by us or any of our subsidiaries that have an aggregate face value or purchase price of at least $25,000,000. GS Parallel's nominee must be reasonably acceptable to our nominating and corporate governance committee. GS Parallel has nominated Mr. Cornell to serve as a member of our board of directors.

        No director, or associate of any director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director is related by blood, marriage or adoption to any other director or executive officer.

        Our board of directors unanimously recommends a vote FOR each of the nominees.

  Director Nominees

        Set forth below are the names of each nominee for director, the year in which they first became a director, their ages as of August 31, 2010, their positions and offices with us, their principal occupations and business experience during the five years ended June 30, 2010, and the names of other public companies of which he or she has served as a director during the past five years. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our nominating and corporate governance committee and our board of directors that such person should serve as a director of the Company. In addition to the information presented below regarding each person's specific experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our stockholders.

NANCY Y. BEKAVAC
Age: 63

        Nancy Y. Bekavac has served as a director since May 2010. Ms. Bekavac currently serves as president emerita of Scripps College. Since July 2007, Ms. Bekavac has served as a consultant in higher education, working with boards of trustees on issues including governance, accreditation and strategic planning. From 1990 until her retirement in June 2007, Ms. Bekavac served as president of Scripps College. From 1988 to 1990, Ms. Bekavac was counselor to the president of Dartmouth College. From 1985 to 1988, she worked at the Thomas J. Watson Foundation, a charitable foundation that provides fellowship programs to college graduates, serving as the executive director and then as a consultant. From 1980 to 1985, she was a partner at the law firm of Munger, Tolles & Olson, after serving as an associate at the firm and clerking with the United States Court of Appeals for the District of Columbia. Ms. Bekavac is a member of The Council on Foreign Relations and serves on the board of directors and audit committee of The Seaver Institute, a charitable institute that provides grants in the fields of scientific and medical research, education, public affairs and cultural arts. Ms. Bekavac is a member of the board of directors of Electro Rent Corporation, a publicly held electronic equipment rental, sale and lease company, where she serves as the chair of the governance committee. Ms. Bekavac received a B.A. from Swarthmore College and a J.D. from Yale Law School.

        Our board of directors has determined that Ms. Bekavac should serve as a director based in part on her experiences both leading and counseling higher education institutions, which brings an important perspective to the Company's strategic planning and product development, as well as her legal experience and understanding of corporate governance matters affecting public companies.

WILLIAM R. BERKLEY
Age: 64

        William R. Berkley has served as a director since December 1995 and as our lead director since January 2004. Mr. Berkley served as interim chairman from September 2005 until October 2005. Mr. Berkley has served as chairman of the board of directors and chief executive officer of W.R. Berkley Corporation, a publicly held insurance holding company, since its formation in 1967. Mr. Berkley also served as president and chief operating officer of W.R. Berkley Corporation from March 2000 to November 2009 and held such positions at various times from 1967 to 1995. Mr. Berkley also serves as chairman of the board or as a director of a number of private companies. These include Associated Community Bancorp, Inc. and its subsidiary Connecticut Community Bank, N.A., a federally chartered commercial bank; Interlaken Capital, Inc., a private investment firm; the American Insurance Association; and VaporStream, Incorporated, a software technology firm. Mr. Berkley is vice chairman of the board of trustees of New York University; chairman of the board of overseers of The Leonard N. Stern School of Business of New York University; a director of Georgetown University; and chairman of the board of directors of Achievement First, a non-profit charter school management organization. Mr. Berkley received a B.S. from New York University and an M.B.A. from the Harvard Graduate School of Business Administration.

        Our board of directors has determined that Mr. Berkley should serve as a director based in part on his in-depth understanding of our Company's business and leadership role on our board of directors since 1995, his knowledge of, and experience in, education and education finance through his university-level board service, as well as his management experience in leading a variety of organizations, including a Fortune 500 public company and a number of private companies.

DORT A. CAMERON III
Age: 65

        Dort A. Cameron III has served as a director since December 1995. Mr. Cameron is a private investor who has served as the managing member of The Airlie Group L.P., a money management firm, since 1994. From 1993 to 2000, Mr. Cameron served as chairman of Entex Information Services, Inc., a provider of distributed computing infrastructure services and hardware. In 2003, Mr. Cameron founded The Airlie Opportunity Capital Management, L.L.C., a registered investment company, which manages hedge funds that invest in stressed and distressed high yield debt markets. Mr. Cameron currently serves as a trustee emeritus of Middlebury College. Mr. Cameron received an A.B. from Middlebury College and an M.B.A. from Boston University.

        Our board of directors has determined that Mr. Cameron should serve as a director based in part on his deep knowledge of our Company's business, gained through his continuous service since 1995, his experience as a trustee of a private university, his entrepreneurial experience, which may be particularly relevant at this point in our business, and his understanding of capital markets, including his experiences in investment banking, institutional portfolio management, and fixed income and structured products.

HENRY CORNELL
Age: 54

        Henry Cornell has served as a director since January 2008. Mr. Cornell is a managing director of Goldman, Sachs & Co., which we refer to as Goldman Sachs. He is the chief operating officer of its Merchant Banking Division, which includes all of the firm's corporate, real estate and infrastructure investment activities, and a member of the global Merchant Banking Investment Committees. Mr. Cornell joined Goldman Sachs in 1984. Prior to joining Goldman Sachs, Mr. Cornell practiced law with Davis, Polk & Wardwell from 1981 to 1984 in New York and London. Mr. Cornell serves on the board of directors of Cobalt International Energy, L.P., a public company, and Kenan Advantage Group, Kinder Morgan, Inc., USI Holdings Corporation and McJunkin Red Man Corporation, which are private companies. Within the past five years, Mr. Cornell served as a director of Hana Financial Group, Bill Barrett Corporation and Ping An Insurance Company of China, which are public companies. Mr. Cornell is the chairman of The Citizens Committee of New York City, treasurer and trustee of the Whitney Museum of American Art, a trustee of Grinnell College, a member of The Council on Foreign Relations, trustee emeritus of the Asia Society, a trustee of the Japan Society and a member of Sotheby's International Advisory Board. Mr. Cornell received a B.A. from Grinnell College and a J.D. from New York Law School.

        Our board of directors has determined that Mr. Cornell should serve as a director based in part on his insights regarding operations, finance and strategic transactions gained through his private equity experience with Goldman Sachs, his experience in analyzing and executing strategic plans for portfolio companies and his experience as a trustee of a private university.

GEORGE G. DALY
Age: 69

        George G. Daly has served as a director since September 2002. Mr. Daly has served as dean and professor at the Robert Emmett McDonough School of Business at Georgetown University since November 2005. From 1998 to October 2005, Mr. Daly was the Albert Fingerhut Professor of Business at the Leonard N. Stern School of Business of New York University. From 1993 to August 2002, he served as dean and professor at the Stern School. From 1983 to 1993, Mr. Daly served as dean and professor at the College of Business Administration at the University of Iowa. He has also served in senior posts in the federal government and as a consultant to the National Football League. Mr. Daly serves as a director and member of the audit committee of W.R. Berkley Corporation, a public company, Stamats, Inc., a privately held higher education marketing and consulting firm, and the American Autism Society. Mr. Daly received an A.B. from Miami University of Ohio and an M.A. and Ph.D. from Northwestern University.

        Our board of directors has determined that Mr. Daly should serve as a director based in part on his organizational acumen, educational background in economics and experience leading two prominent business schools, which provides a distinct perspective on strategy, operations and culture.

PETER S. DROTCH
Age: 68

        Peter S. Drotch has served as a director since October 2003. From 1975 to 2000, Mr. Drotch was a partner at PricewaterhouseCoopers LLP, an accounting firm, from which he retired in 2000. Mr. Drotch joined PricewaterhouseCoopers LLP in 1964. Mr. Drotch held a number of positions at PricewaterhouseCoopers LLP, most recently leading the firm's services to the investment management industry in the Americas and serving as a member of the global leadership team for this industry services group, which provides services to investment advisors, banks, insurance companies, broker dealers, industrial corporations and governmental units with respect to their investment management operations. Mr. Drotch is a director of ING Mutual Funds and serves as a member of the audit committee, contracts committee and an investment review committee for certain of the mutual funds. He is also a director, chair of the audit committee and a member of the finance and governance committees of Tufts Health Plan. His volunteer activities include service as a trustee, chair of the financial affairs committee and a member of the audit committee of the University of Connecticut. Mr. Drotch received a B.S. from the University of Connecticut.

        Our board of directors has determined that Mr. Drotch should serve as a director, and chairman of our audit committee, based in part on his extensive experience as an auditor of public companies, including financial services companies, his service as a public university trustee and his considerable understanding of accounting, financial statements and corporate finance, as well as the depth of his understanding of the Company's business and related accounting issues.

THOMAS P. EDDY
Age: 51

        Thomas P. Eddy has served as a director since May 2010. Mr. Eddy has served as a managing director of Jarvinian Venture Fund, an early-stage venture firm, since 2007, and has also been a principal at Ludlow Partners LLC, a strategic and financial advisory services firm, since 2001. From 2000 to 2001, Mr. Eddy served as chief operating officer and senior principal for Atlas Venture, an early-stage venture capital firm. From 1993 to 2000, Mr. Eddy served as managing director and head of the Boston office and of New England investment banking activities for Robertson Stephens & Company, an investment banking firm which was acquired by BankBoston. From 1988 to 1993, Mr. Eddy served as a vice president in the Technology Investment Banking Group at Morgan

Stanley & Co. Incorporated, an investment banking firm. From 1981 to 1986, Mr. Eddy worked as a credit representative and then as an analyst for United States Steel Corporation, an integrated steel producer. Mr. Eddy is a director of Caritas Physician Network, a unit of Caritas Christi Health Care, a New England-based healthcare system. He is also a trustee, treasurer and chair of the finance committee of Brookwood School, a private school in Manchester, Massachusetts. Mr. Eddy received a B.S. from the University of Virginia, an M.B.A. from the Harvard Graduate School of Business Administration and a J.D. from Duquesne University School of Law.

        Our board of directors has determined that Mr. Eddy should serve as a director based in part on his extensive experience as a financial advisor to entrepreneurs and growing companies, including with regard to finance and strategic transactions.

WILLIAM D. HANSEN
Age: 51

        William D. Hansen has served as a director since July 2003 and served as chairman of our advisory council from July 2003 to April 2007. Mr. Hansen has served as president of Scantron Corporation, a firm providing assessment and survey solutions, since July 2009. From August 2005 to July 2009, Mr. Hansen served as senior managing director of Chartwell Education Group, LLC, an education-related consulting firm. Mr. Hansen also served as the chief executive officer of Chartwell Education Group, LLC from February 2009 to June 2009. From July 2003 to August 2005, Mr. Hansen served as the senior vice president and managing director of Affiliated Computer Services' Education Services Business, which provides business process and information technology services to commercial and government clients. From May 2001 to July 2003, Mr. Hansen served as the deputy secretary of the U.S. Department of Education, functioning as its chief operating officer. From 1993 to 2001, Mr. Hansen was the president of the Education Finance Council, a trade association representing state-based student loan finance organizations. From 1981 to 1993, he held numerous senior executive positions, including assistant secretary for Management and Budget and chief financial officer, at the U.S. Department of Education. He has served on numerous state and national boards and commissions on reforming elementary and secondary schools and increasing access to higher education, including the National Commission on the Cost of Higher Education. Mr. Hansen currently serves as a director and member of the audit and governance committees of Student Loan Finance Corporation, as a director and member of the audit and compensation committees of CollegeNet, and as chairman of the board of directors of Madison Education Group, LLC, each of which is a private company. Mr. Hansen received a B.S. from George Mason University.

        Our board of directors has determined that Mr. Hansen should serve as a director based in part on his experience with government regulation and education policy, which increasingly affect the Company and the private education lending industry, and education-related consulting, which provides insights to issues affecting our industry.

DANIEL MEYERS
Age: 47

        Daniel Meyers is a co-founder of First Marblehead. He has served as our chief executive officer and president and as a director since September 2008, and as chairman of our board of directors since May 2010. Mr. Meyers also served as our chief executive officer and chairman from our incorporation in 1994 to September 2005 and as our president from November 2004 to September 2005. From 1980 to 1991, Mr. Meyers was involved in arbitrage and derivatives trading at EF Hutton, Prudential Bache Securities, LF Rothschild Unterberg Towbin and Commodities Corporation, each of which were financial services firms. He began working on asset-back securities financings in 1986. He currently serves as the chair of the board of the Curry School of Education Foundation at the University of Virginia and as the chairman of the board of Caritas Physician Network, a unit of Caritas Christi

Health Care, a New England-based healthcare system. He is also currently a member of the International Institute for Strategic Studies and serves on the board of the Forum for the Future of Higher Education. Mr. Meyers received an A.B. from Brandeis University and completed the Owner President Management Program at the Harvard Graduate School of Business Administration.

        Our board of directors has determined that Mr. Meyers should serve as a director based in part on his unmatched knowledge of the Company's business, personnel and strategy, his accomplishments since returning to the Company in August 2008, his past success in growing the Company, his experience as a public university trustee and his unique experience and leadership in the private education loan industry.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

        Our audit committee, consisting of independent members of our board of directors, has appointed the firm of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2011. KPMG LLP has been our independent registered public accounting firm since our inception in 1991. Although stockholder approval of the appointment of KPMG LLP is not required by our by-laws or other applicable legal requirements, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if our audit committee believes a change would be in our and our stockholders' best interests.

        We expect representatives of KPMG LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        Our board of directors unanimously recommends a vote FOR this proposal.

  Fees and Services

        The following table sets forth the fees billed to us by KPMG LLP for fiscal 2010 and fiscal 2009:

	Fiscal Year
Fee Category	2010	2009
Audit Fees(1)	$1,436,597	$1,809,425
Audit-Related Fees(2)	25,000	25,000
Tax Fees(3)	335,800	513,150
All Other Fees	—	—

Total Fees	$1,797,397	$2,347,575

(1)
Audit fees consist of fees for the audit of our consolidated financial statements, the stand-alone audit of our subsidiary Union Federal Savings Bank, the audit of our internal controls over financial reporting, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services relate to employee benefit plan audits and accounting consultation concerning our subsidiary Union Federal Savings Bank.

(3)
Tax fees consist primarily of fees for tax compliance, tax advice and tax planning. Tax compliance services include primarily the preparation of tax returns and tax payment-planning services. Tax advice and tax planning services include assistance with tax audits, transaction support and tax allocation strategies.

  Pre-Approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit, audit-related and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit, audit-related or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Our audit committee identifies the particular pre-approved services in detail and establishes a maximum dollar amount for each particular pre-approved service, which limit cannot be exceeded without obtaining further pre-approval.

        Our audit committee has also delegated to the chairman of our audit committee the authority to pre-approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.

        Our audit committee pre-approval requirements have a limited exception for the provision of services, other than audit and audit-related services, by our independent registered public accounting firm if:

  •
  the aggregate amount of all such services is no more than 5% of the total amount paid by First Marblehead to the independent registered public accounting firm during the fiscal year in which the services are provided;

  •
  such services were not recognized by First Marblehead at the time of the engagement to be non-audit services; and

  •
  such services are promptly brought to the attention of our audit committee and approved prior to completion of the audit by our audit committee or by the chairman of our audit committee.

        All of the audit fees, audit-related fees and tax fees for fiscal 2010 and fiscal 2009 were pre-approved.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

        We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In assessing and implementing our corporate governance practices, we have been mindful of the provisions of the Sarbanes-Oxley Act of 2002, SEC rules and listing standards of the NYSE. We have also considered the policies and procedures identified as best practices by various authorities in corporate governance, as well as the practices of other public companies.

        We describe below our corporate governance structure and the key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters, code of conduct and statement of business ethics for directors are available on our website at www.firstmarblehead.com. Alternatively, you may request a copy of any of these documents by writing to Investor Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 or emailing Investor Relations at info@firstmarblehead.com.

Board of Directors

        Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the Company. Our chief executive officer and our other executive officers are responsible for managing our day-to-day operations. Our board of directors evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board of directors also evaluates and elects our executive officers.

        Our board of directors met 12 times during fiscal 2010, including regular, special and telephonic meetings. Each director who served as a director during fiscal 2010 attended at least 75% of the aggregate of: (1) the total number of board of directors meetings held during the period of fiscal 2010 that he or she served as a director and (2) the total number of meetings held by all board of directors' committees on which he or she served during the period of fiscal 2010 that he or she served as a member of such committees.

        Our board of directors has appointed William R. Berkley as our lead director, to preside at all executive sessions of "non-management" directors, as defined under the rules of the NYSE. In general, the agenda for every regularly scheduled board of directors meeting provides for a meeting of non-management directors in executive session.

 Board Leadership Structure

        Daniel Meyers, our chief executive officer, is also chairman of our board of directors. Our board of directors, upon the recommendation of our nominating and corporate governance committee, has determined that having the same individual hold both positions is in the best interests of the Company and our stockholders and consistent with good corporate governance for the following reasons:

  •
  Our chief executive officer is the director most familiar with our business, strategy and industry, and is thus best positioned to focus our board of directors on the key issues facing the Company and executing strategic priorities.

  •
  A single chairman and chief executive officer provides strong and consistent leadership for First Marblehead, without risking overlap or conflict of roles.

  •
  Oversight of the Company is the responsibility of our board of directors as a whole, and this responsibility can be properly discharged without an independent chairman.

  •
  The combined role of chairman and chief executive officer, together with an independent lead director having the duties described below, fosters clear accountability and effective decision–making while providing the appropriate balance between strategy development and independent oversight of management.

  •
  Our lead director can provide similar benefits to those associated with an independent chairman.

        Our board of directors, upon the recommendation of our nominating and corporate governance committee, has appointed William R. Berkley as lead director. Mr. Berkley is an independent director within the meaning of NYSE rules. His duties as lead director include the following:

  •
  Chairing meetings of the non-management or independent directors in executive session.

  •
  Meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee.

  •
  Facilitating communications between other members of our board of directors and our chairman and chief executive officer.

  •
  Working with our chairman and chief executive officer in the preparation of the agenda for each board of directors' meeting and in determining the need for special meetings of our board of directors.

  •
  Reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board of directors.

  •
  Consulting with our chairman and chief executive officer on matters relating to corporate strategy, governance and board of directors' performance.

Board Independence

        Under the rules of the NYSE, a director will only qualify as "independent" if our board of directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our board of directors has established guidelines to assist it in determining whether a director has a material relationship with us. Under these guidelines, a director is not considered to have a material relationship with us if he or she is independent under Section 303A.02(b) of the NYSE Listed Company Manual, even if he or she:

  •
  is an executive officer of another company which is indebted to First Marblehead, or to which First Marblehead is indebted, unless the total amount of either company's indebtedness to the other is more than 1% of the total consolidated assets of the company at which he or she serves as an executive officer; or

  •
  serves as an officer, director or trustee of a charitable organization to which First Marblehead makes contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1,000,000 or 2% of that organization's total annual charitable receipts. First Marblehead's matching of employee charitable contributions would not be included in the amount of First Marblehead's contributions for this purpose.

        In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of our board of directors who are independent.

        Applying the standards described above, our board of directors has affirmatively determined that the following directors are independent: Nancy Y. Bekavac, William R. Berkley, Dort A. Cameron III, Henry Cornell, George G. Daly, Peter S. Drotch, Thomas P. Eddy and William D. Hansen. Therefore, a majority of our board of directors is comprised of independent directors. In making the determination that these directors were independent, with regard to Messrs. Berkley and Cameron, our other independent directors considered the relationships described under "Information About Our Executive Officers—Certain Relationships and Related Transactions—Related Person Transactions" later in this proxy statement. After reviewing all such transactions, our other independent directors concluded that the amounts involved or the indirect nature of the relationships did not preclude an independence determination.

        All of the members of our board of directors' three standing committees (as described below) are independent as defined under the rules of the NYSE. Members of our audit committee must also satisfy a separate SEC independence requirement, contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fees from us other than their directors' compensation. Each member of our audit committee is independent within the meaning of Rule 10A-3 under the Exchange Act.

Board Committees

        Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

        The current members of the committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Peter S. Drotch (Chair)	Dort A. Cameron III (Chair)	William R. Berkley (Chair)
George G. Daly	Nancy Y. Bekavac	Dort A. Cameron III
Thomas P. Eddy	William R. Berkley	George G. Daly
George G. Daly
William D. Hansen

        Mr. Hansen served as a member of our audit committee until August 2010. Ms. Bekavac joined our compensation committee, and Mr. Eddy joined our audit committee, in May 2010.

        Each committee operates under a charter that has been approved by our board of directors. A current copy of each committee's charter is posted on the governance section of our website, www.firstmarblehead.com.

  Audit Committee

        Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures, as well as financial reporting issues and judgments made in connection with the preparation of the financial statements;

  •
  monitoring our internal controls over financial reporting, disclosure controls and procedures and code of conduct;

  •
  overseeing our internal audit function and reviewing, at least annually, the proposed internal audit plan, staffing, audit procedures and the coordination of the plan with the independent registered public accounting firm;

  •
  discussing our policies with respect to financial risk assessment and financial risk management;

  •
  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the audit committee report required by SEC rules (which is included beginning on page 22 of this proxy statement).

        Our board of directors has determined that Peter S. Drotch qualifies as an "audit committee financial expert" as defined by applicable SEC rules. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the NYSE listing standards, our board of directors considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Mr. Drotch, like all of the other members of our audit committee, is an independent director.

        Our audit committee met seven times during fiscal 2010.

  Compensation Committee

        Our compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our executive officers other than our chief executive officer;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our board of directors with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" (which is included beginning on page 23 of this proxy statement); and

  •
  preparing the compensation committee report required by SEC rules (which is included on page 36 of this proxy statement).

        In addition, pursuant to our compensation committee charter, our compensation committee has established a Section 162(m) subcommittee. The members of our Section 162(m) subcommittee are Nancy Y. Bekavac, George G. Daly and William D. Hansen. Our Section 162(m) subcommittee is composed entirely of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and was established to satisfy the rules under Section 162(m) of the Code so that incentive compensation remains tax deductible to us, where feasible. Our Section 162(m) subcommittee administers the Company's executive incentive compensation plan.

        The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading "—Executive and Director Compensation Processes."

        During fiscal 2010, our compensation committee met five times and our Section 162(m) subcommittee met one time.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each of our board of directors' standing committees;

  •
  overseeing an annual review with respect to management succession planning;

  •
  developing and recommending to our board of directors corporate governance guidelines; and

  •
  overseeing an annual self-evaluation of our board of directors and its committees.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "—Director Candidates."

        Our nominating and corporate governance committee met six times during fiscal 2010.

Executive and Director Compensation Processes

        On an annual basis, our compensation committee establishes a base salary for each of our executives and, when appropriate, awards cash bonuses and equity awards to executives to reward good performance, to assist with retention and to incentivize continued improvement in performance. Although our compensation committee seeks to set compensation for a fiscal year at the beginning of that year, the committee may conduct additional analyses of compensation trends and assessments of our competitive position at other times during the year to address changes in the market for executive services or special circumstances affecting our Company. The compensation committee made certain "off cycle" compensation decisions in fiscal 2010 and may make such decisions in fiscal 2011. For further information, see "Information About Our Executive Officers—Compensation Discussion and Analysis" later in this proxy statement.

        Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation, although it did not retain any such advisors for fiscal 2010. Our compensation committee engaged an independent compensation consulting firm, Pearl Meyer & Partners, which we refer to as PM&P, to assist in a review of our compensation philosophy, objectives and programs for fiscal 2011.

        We have an executive incentive compensation plan pursuant to which we have in the past granted incentive awards to our executives that are intended to qualify as "performance-based" compensation under Section 162(m) of the Code. Our compensation committee has discretion, however, to make incentive awards to executive officers outside of the executive incentive compensation plan. In fiscal 2011, our compensation committee determined that it would not grant incentive awards under the executive incentive compensation plan for performance in fiscal 2011 and would instead consider incentive awards outside of the plan. For further discussions, see "Information About Our Executive Officers—Compensation Discussion and Analysis—Annual Incentive Awards Program" later in this proxy statement.

        The annual incentive pool under the executive incentive compensation plan is fixed at 5% of our income from operations for the applicable fiscal year. Within the first 90 days of each past fiscal year, and after discussions with management, our Section 162(m) subcommittee specified an objective financial performance threshold for payouts under the plan, selected classes of key employees eligible to receive annual incentive awards under the plan and allocated a maximum percentage of the incentive pool that could be awarded to each such class. Our Section 162(m) subcommittee is composed entirely of "outside directors" within the meaning of Section 162(m) of the Code and was established to satisfy the rules under the Code so that incentive compensation would remain tax deductible to us, where feasible.

        During the first quarter following each completed fiscal year in which our compensation committee has specified performance thresholds for payouts under the executive incentive compensation plan, if our income from operations equals or exceeds the performance threshold for such fiscal year, our chief executive officer makes recommendations for annual incentive awards under the plan, which may be paid in cash and/or equity, for each executive officer other than our chief executive officer. The recommendations are evaluated by our Section 162(m) subcommittee, which determines the awards based on corporate performance against the goals for the completed fiscal year, subject to the allocations made by our Section 162(m) subcommittee at the beginning of the fiscal year. In the case of our chief executive officer, individual performance evaluations are conducted by our Section 162(m) subcommittee, which determines our chief executive officer's annual incentive award, if any, under the executive incentive compensation plan.

        During the first quarter following each completed fiscal year, our chief executive officer also makes recommendations with respect to annual salary, discretionary bonuses outside the executive incentive compensation plan and long-term incentives in the form of equity-based awards. This process leads to recommendations by our chief executive officer for each executive officer other than our chief executive officer, which are then reviewed and approved by our compensation committee or our Section 162(m) subcommittee, as appropriate. In the case of our chief executive officer, a review of salary, bonus compensation outside the executive incentive compensation plan and long-term incentives in the form of equity-based awards are conducted by our compensation committee or our Section 162(m) subcommittee, as appropriate, which determines compensation changes and awards, if any, for our chief executive officer. For further discussion of compensation decisions in fiscal 2010, see "Information About Our Executive Officers—Compensation Discussion and Analysis" later in this proxy statement.

        Our compensation committee has delegated to Mr. Meyers, our chief executive officer and chairman, the authority to make equity grants under our 2003 stock incentive plan, as amended, which we refer to as our 2003 plan, to our officers who are not executive officers, pursuant to a grant methodology established by our compensation committee from time to time. Equity grants in excess of amounts established under the grant methodology require approval of our compensation committee. Mr. Meyers did not exercise such authority in fiscal 2010.

        Our compensation committee has implemented a director compensation policy, pursuant to which non-employee directors receive fully-vested stock unit grants on September 20 of each year, if on such date the non-employee director had served on our board of directors for at least 180 days. Non-employee directors also receive director fees and reimbursement of expenses incurred to attend meetings. Our compensation committee reviews this policy periodically and recommends changes as necessary. For further discussion, see "Information About Our Executive Officers—Compensation of Our Directors" later in this proxy statement.

Board of Directors' Role in Risk Oversight

        Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. Our board of directors and its committees oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to board of directors composition and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate.

Compensation Policies and Practices Relating to Risk Management

        Our compensation committee has discussed the concept of risk as it relates to our compensation programs, and the committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking by our executive officers. Specifically, our compensation committee believes that our compensation plans and processes avoid:

  •
  a compensation mix overly weighted toward annual incentives;

  •
  an excessive focus on equity awards that would cause behavior to drive short-term stock price gains in lieu of long-term value creation; and

  •
  unreasonable financial goals or thresholds that would encourage efforts to generate near-term revenue with an adverse impact on long-term success.

        Our compensation committee believes that the following factors mitigate the potential for excessive or inappropriate risk-taking:

  •
  We structure compensation to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives are not pressured to focus exclusively on stock price performance to the detriment of other important business objectives. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, cash bonuses have typically been based on achievement in any fiscal year of a pre-specified target for income from operations for that year. For long-term performance, our equity awards typically vest over time. We made exceptions to these practices in fiscal 2010 in the case of our chief executive officer, in light of our accomplishments since Mr. Meyers' return to the Company in August 2008 and his integral role in such accomplishments, as well as the level of cash compensation paid to him since August 2008 and the terms of equity awards previously granted to him. For more information, see "Information About Our Executive Officers—Compensation Discussion and Analysis" later in this proxy statement.

  •
  Because the Company's income from operations has historically been the performance measure for determining cash incentive payments under our executive incentive compensation plan, we believe that our executives have been encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures such as loan origination volumes or revenue targets. As of the date of this proxy statement, however, our compensation committee is evaluating the basis on which it may award cash bonuses for fiscal 2011 performance.

  •
  Under our executive incentive compensation plan, our operating income targets are applicable to executives regardless of business unit. We believe that this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on an individual's position in the Company.

  •
  We cap our annual bonus pool under our executive incentive compensation plan for executive officers at 5% of income from operations for the applicable fiscal year, which we believe also mitigates excessive risk-taking.

  •
  Our compensation committee has discretionary authority to decrease but not increase the allocation of the bonus pool to a participant in making annual incentive awards, which reduces business risk associated with our executive incentive compensation plan.

  •
  We have adopted a "claw-back" policy that provides for the recoupment of cash and equity incentive compensation previously paid in the event of a material restatement of our financial results.

  •
  Equity awards are based on a review of a variety of indicators, including both financial performance and strategic achievements, reducing the potential to concentrate on one indicator as the basis of an annual incentive award.

  •
  Equity awards typically vest over four years. As a result of the longer time horizon to receive the value of an equity award, the prospect of short-term or risky behavior is mitigated.

        In fiscal 2011, our compensation committee determined that it would not grant incentive awards under the executive incentive compensation plan for performance in fiscal 2011 and would consider incentive awards outside of the plan. We expect that our compensation committee will seek to mitigate the potential for excessive or inappropriate risk taking in considering the basis on which any such bonuses will be paid.

Director Candidates

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our nominating and corporate governance committee and our board of directors. Our nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in our board of directors' slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence and ability to exercise sound judgments in matters that relate to our current and long-term objectives. With respect to the nomination of continuing directors for re-election, our nominating and corporate governance committee also considers the individual's past contributions to our board of directors. Our nominating and corporate governance committee believes that nominees should be willing to contribute positively to our decision-making processes and typically should be able to serve for at least five years before reaching the age of 72. Our nominating and corporate governance committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee.

        Our corporate governance guidelines state that the value of diversity should be considered by our nominating and corporate governance committee in the director identification and nomination process. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of business and professional experience, skills, knowledge, diversity of viewpoint and abilities that will allow our board of directors to fulfill its responsibilities. Under our corporate governance guidelines, we do not discriminate on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

        Our nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by security holders. Our board of directors believes that it is appropriate for us not to have such a policy in light of our stockholders' right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors. Stockholders nominating director candidates must follow the procedures set forth under "Information About The Annual Meeting—How and when may you submit a proposal for the 2011 annual meeting?" earlier in this proxy statement.

Communicating with the Non-Management Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our lead director, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate.

        Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for our directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which First Marblehead tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board of directors should address such communications to: Lead Director, c/o General Counsel, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities. These guidelines, which provide a framework for the conduct of our board of directors' business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of First Marblehead and, in doing so, serve the best interests of the Company and our stockholders;

  •
  a majority of the members of our board of directors will be independent directors, except as may otherwise be permitted by NYSE rules;

  •
  non-management directors will meet regularly in executive session;

  •
  directors have full and free access to our officers and employees and, as necessary and appropriate, the power to hire and consult with independent advisors without the advance approval of management; and

  •
  at least annually, our board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that all directors are responsible for attending the annual meeting of stockholders. Eight of our nine directors then serving attended our 2009 annual meeting of stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans

        We currently issue equity awards to our employees, consultants and non-employee directors under our 2003 plan.

        In addition to grants under our 2003 plan, we have in the past issued equity awards under several other plans:

  •
  In August 2008, we granted Mr. Meyers stock options to purchase up to 6,000,000 shares of our common stock under our 2008 Meyers' option plan. We do not intend to grant stock options under our 2008 Meyers' option plan in the future. See "Information About Our Executive Officers—Executive Employment Agreements; Severance Agreements—Mr. Meyers" later in this proxy statement for a description of stock option grants under our 2008 Meyers' option plan.

  •
  We previously issued stock options to our non-employee directors under our 2002 director stock plan, which is described in the section entitled "Information About Our Executive Officers—Compensation of Our Directors—2002 Director Stock Plan" later in this proxy statement. We do not intend to grant stock options under our 2002 director stock plan in the future.

  •
  We previously issued stock options to our officers, employees and consultants under our 1996 stock option plan, as amended. The 1996 stock option plan expired in 2006, and only one option to purchase 600 shares of our common stock is outstanding under the 1996 stock option plan.

  •
  We have a 2003 employee stock purchase plan pursuant to which we have in the past issued and sold shares to our participating employees. In April 2008, our board of directors suspended the 2003 employee stock purchase plan indefinitely and terminated the six-month offering period that began on January 1, 2008.

        In accordance with SEC rules, the following table provides information, as of June 30, 2010, about the securities authorized for issuance under our 2003 plan, 2002 director stock plan, 1996 stock option plan and 2003 employee stock purchase plan, each of which was approved by stockholders, and our 2008 Meyers' option plan, which was not approved by stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,546,538	17.18	(1)	3,498,656	(2) (3)
Equity compensation plans not approved by security holders	6,000,000	11.33		—

Total	8,546,538	11.43		3,498,656

(1)
Amount is based on the weighted average exercise price of the 102,600 stock options outstanding on June 30, 2010. Restricted stock units, which have no exercise price, are excluded from this calculation.

(2)
Consists of 2,901,102 shares available for future issuance under our 2003 plan, 192,000 shares available for future issuance under our 2002 director stock plan and 405,554 shares available for future issuance under our 2003 employee stock purchase plan.

(3)
In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2010, 2,901,102 shares under our 2003 plan may instead be issued in the form of restricted stock, restricted stock units, director stock units or other stock-based awards.

        As of June 30, 2010, there were 6,102,600 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans, at a weighted average exercise price of $11.43 per share and a weighted average remaining life of eight years. As of June 30, 2010, a total of 2,443,938 shares of common stock were issuable upon the vesting of stock units granted under our 2003 plan.

Report of the Audit Committee of the Board of Directors

        Management is responsible for the preparation of First Marblehead's consolidated financial statements and for establishing and maintaining an adequate system of internal control over financial reporting for that purpose. KPMG LLP, as First Marblehead's independent registered public accounting firm, is responsible for performing independent audits, in accordance with standards established by the Public Company Accounting Oversight Board, which we refer to as the PCAOB, of First Marblehead's consolidated financial statements and the effectiveness of First Marblehead's internal control over financial reporting, and issuing reports thereon. Our audit committee's responsibility is to monitor and provide independent, objective oversight of those processes.

        Our audit committee met and held discussions with management and the independent registered public accounting firm to review and discuss all financial statements for fiscal 2010 prior to their issuance and to discuss significant accounting issues. Our audit committee also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to our audit committee, including the matters required to be discussed by the Statement on Auditing Standards, which we refer to as the SAS, No. 114, as amended (American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. SAS No. 114 requires KPMG LLP to discuss with our audit committee, among other things, the following:

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of KPMG LLP regarding the reasonableness of those estimates;

  •
  methods used to account for significant unusual transactions and the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  First Marblehead's critical accounting policies and practices applied in its financial statements, and the assessment of KPMG LLP of management's disclosures regarding such policies and practices;

  •
  alternative treatments within generally accepted accounting principles for accounting policies and practices, and the judgments of KPMG LLP about the quality of First Marblehead's accounting policies as applied in its financial reporting; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the consolidated financial statements.

        KPMG LLP provided our audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communication with our audit committee concerning independence, which requires auditors annually to:

  •
  disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence;

  •
  confirm their perceived independence; and

  •
  engage in a discussion of independence.

        Our audit committee discussed with KPMG LLP its independence with respect to First Marblehead, including a review of audit and non-audit fees and services, and concluded that KPMG LLP is independent.

        Based on its review of the audited consolidated financial statements, discussions with management and KPMG LLP, and its review of the representations and information provided by management and KPMG LLP, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in First Marblehead's annual report on Form 10-K for fiscal 2010.

                      By the Audit Committee of the Board of Directors

                      Peter S. Drotch, Chair
                      George G. Daly
                      Thomas P. Eddy

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        Our compensation committee of our board of directors or our Section 162(m) subcommittee, as appropriate, oversees our executive compensation program. In this role, our compensation committee or our Section 162(m) subcommittee, as appropriate, reviews and approves the compensation of our executive officers, including our chief executive officer and our named executive officers listed in this proxy statement, which we refer to as NEOs. In addition, our compensation committee or our Section 162(m) subcommittee, as appropriate, administers our 2003 plan, our 2008 Meyers' option plan and our executive incentive compensation plan, reviews and approves corporate goals and objectives relevant to compensation levels, makes recommendations to our board of directors with respect to compensation policies and practices, and seeks to ensure that total compensation paid to our executive officers is fair and aligned with stockholder interests.

  Executive Summary

        Our success is highly dependent on hiring, developing and retaining qualified personnel who are motivated to perform for the benefit of our stockholders and our clients. In light of our need to preserve capital, we have generally sought since fiscal 2009 to reduce the aggregate level of cash compensation paid to our executives. At the same time, we have sought to invest in executives who we believe are capable of managing a larger, more complex organization. In some cases, we believe that this strategy may require higher pay in the short term to achieve future growth.

        We believe that an effective executive compensation program must be designed to reward the achievement of annual, strategic and long-term goals. We also believe that the ultimate objective of the program should be enhancement of stockholder value over the long term. Accordingly, our executive compensation program consists of the following three main components: base salary, annual incentive award opportunity and equity grants in the form of restricted stock units.

        Our compensation philosophy is largely focused on rewarding executives for the long-term financial success of the Company, and we believe that our compensation committee's decisions in fiscal 2010 were consistent with the objectives discussed below and the need to preserve liquidity in challenging market conditions, at the same time recognizing that we made substantial progress in improving our financial condition and competitive position during fiscal 2010.

        Our compensation committee seeks to set compensation for a fiscal year at the beginning of that year, although the committee may conduct additional analyses of compensation trends and assessments of our competitive position at other times during the year to address changes in the market for executive services or special circumstances affecting our Company. As discussed below, our compensation committee made certain "off cycle" compensation decisions in fiscal 2010, primarily as a result of the termination in March 2010 of regulatory constraints that had been in effect during fiscal 2009.

        Executive compensation for fiscal 2010 generally consisted solely of annual base salary, which, in the case of Mr. Meyers, was $1.00 for nearly all of fiscal 2010, stock unit grants and benefits. Except with respect to Mr. Meyers' compensation, which is further discussed below, we did not make any broad merit-based salary increases or award any cash bonuses to our executive officers in fiscal 2010. In April 2010, we issued stock unit grants to all employees, including Mr. Meyers and our executive officers. The stock units granted to Mr. Meyers were fully vested upon grant. In August 2010, we made changes to Mr. Klipper's severance arrangements, which are discussed below.

  Objectives of Our Executive Compensation Program

        The primary objective of our executive compensation program is to support future growth and long-term value creation for stockholders by:

  •
  encouraging proactive contributions by individuals and accountability for the sustained financial success of the Company;

  •
  rewarding executives for the achievement of specified business objectives without incentivizing excessive or inappropriate risk-taking;

  •
  attracting and retaining high caliber, experienced talent;

  •
  being viewed as fair by our stockholders based on the results delivered by our management team; and

  •
  providing executives with an equity interest in First Marblehead so as to link a portion of our executives' compensation with the performance of our common stock.

        To achieve these objectives, our compensation committee annually reviews our executives' compensation levels and the mix of the various components of compensation. Our compensation committee reviews the current total compensation as well as pay decisions it has made in the past. Future compensation actions are made within the context of this analysis. Our compensation committee has not utilized separate compensation policies for individual business units of the Company, and no business unit has had a different compensation structure than other units.

        In an effort to control costs, our compensation committee did not engage any external compensation consultants for fiscal 2010. Instead, in making its decisions, our compensation committee considered primarily our short-term liquidity needs, our overall progress against strategic objectives, including our "turn-around" efforts, our financial results and condition, and the recommendations of our chief executive officer. Our compensation committee also subjectively considered the broader employment environment for financial services firms with which we compete for talent.

        In August 2010, our compensation committee engaged PM&P, an experienced, independent compensation consulting firm, to assist in a review of our compensation philosophy, objectives and programs for fiscal 2011. In engaging PM&P, our compensation committee sought to ensure that our compensation policies and programs are generally consistent with those typically seen in the marketplace as the economy and our Company begin to re-emerge from the financial crisis. Our compensation committee has sole discretion to engage or terminate PM&P or other advisors.

  Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual incentive award opportunity;

  •
  long-term incentive grants;

  •
  insurance, retirement and other employee benefits; and

  •
  severance and change in control benefits.

        On an annual basis, our compensation committee establishes a base salary for each executive and, when appropriate, awards cash bonuses and equity awards to executives to reward good performance, to assist with retention and to incentivize continued improvement in performance. Although our compensation committee has discretion in making awards, historically our executive compensation program has generally linked our annual income from operations to a substantial portion of each executive's total compensation target opportunity, in the form of annual incentive award bonuses under our executive incentive compensation plan, which may be paid in cash and/or equity securities. The long-term incentive portion of our executive compensation has generally consisted of grants of restricted stock units that vest over time, which we believe helps to retain our executives, discourage inappropriate short-term risk-taking and align our executives' interests with those of our stockholders by allowing them to participate in longer term stock price appreciation.

        In considering the elements of compensation as a whole, our compensation committee reviewed our business objectives for fiscal 2010, assessed our overall performance with respect to those business objectives and considered the performance and contribution of the individual executives. As further discussed below, our compensation committee considered the following in making its decisions in fiscal 2010, including decisions regarding our executives' annual base salaries and incentive compensation:

  •
  the effective identification, prioritization and resolution of key challenges facing the Company;

  •
  improvement in the Company's business prospects, including the successful development of our Monogram product offering and the sale of the product to two lender clients;

  •
  improvements in our liquidity, including receipt of tax refunds during fiscal 2010 of over $176,600,000 and reductions in operating costs;

  •
  our financial performance, including improved revenues but a significant loss from operations;

  •
  our operating performance, including limited loan processing volume;

  •
  continued progress in managing the challenges of capital markets dislocations and the bankruptcy of a former strategic partner;

  •
  compliance with formal regulatory enforcement actions, resulting in the complete termination of such actions in March 2010;

  •
  banking regulatory constraints with regard to compensation resulting from our ownership of Union Federal Savings Bank, which we refer to as Union Federal; and

  •
  each executive's leadership and management contributions to our overall progress and results.

        We do not have any specific policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our compensation committee determines subjectively what it believes to be the appropriate level and mix of the various compensation components consistent with our liquidity needs, business progress and financial condition and the compensation philosophy to have a significant portion of our executive compensation be linked to the achievement of financial and business goals. The mix of compensation elements is intended to reward recent results and drive long-term corporate performance.

  Base Salary

        Base salaries are intended to provide a fixed amount of compensation for an executive's regular work and are set at levels deemed appropriate by our compensation committee. Our base salary determinations principally reflect the experience, skills, knowledge and responsibilities required of all our employees, including our executives, and our ability to replace these individuals. Each year, our compensation committee reviews and approves the base salary for each of our executive officers, including our NEOs.

        Chief Executive Officer Salary.    In hiring Mr. Meyers in August 2008, our compensation committee negotiated a base salary that would reduce the level of cash compensation to be paid to the chief executive officer during a particularly challenging and uncertain time. Against the background of deteriorating general economic conditions, capital markets disruptions and the declining credit performance of consumer-related loans, First Marblehead began fiscal 2009 with cash, cash equivalents and investments of approximately $141,000,000. The Company had a business model that was challenged by frozen securitization markets and a bankrupt guarantor, was facing significant future tax liabilities based on trust-related "phantom income" and had incurred compensation and benefits expense in excess of $96,000,000 during fiscal 2008. In addition, as a savings and loan holding company, we are subject to regulation, supervision and examination by the U.S. Office of Thrift Supervision, which we refer to as the OTS. The OTS had expressed concern in fiscal 2008 and fiscal 2009 regarding the volume of private student loans held by Union Federal.

        In light of those challenges, First Marblehead entered into compensation arrangements with Mr. Meyers that were both different from our historical model and designed to conserve cash. To that end, our board of directors agreed to pay Mr. Meyers $1.00 per year in cash compensation (while accruing additional salary at the rate of $1,000,000 per year to be paid to Mr. Meyers, without interest, at the discretion of our compensation committee or when the Company reached the specified financial objectives described in the following paragraph). In contrast, the annual base salary of Jack Kopnisky,

Mr. Meyers' predecessor, had been set at $750,000 for fiscal 2009, following a voluntary reduction from $1,000,000 effective February 1, 2008.

        In May 2010, the independent members of our board of directors and our compensation committee approved an annual base salary for Mr. Meyers in the amount of $800,000. In light of the increase in base salary, we ceased accruing compensation pursuant to Mr. Meyers' employment agreement, although Mr. Meyers remains entitled to amounts previously accrued. As set forth in his employment agreement, this accrued compensation may be paid to Mr. Meyers at the discretion of our compensation committee or at such time that we first generate for a fiscal year (after taking into account the accrual and payment of the accrued compensation): (1) positive cash flow from operations and (2) any profit from operations.

        At the time the independent members of our board of directors and our compensation committee met to consider Mr. Meyers' compensation in fiscal 2010, he had realized little cash compensation from the Company and no value from his stock options despite almost two years of productive effort. In deciding to increase Mr. Meyers' base salary and award the other elements of compensation discussed below, the independent members of our board of directors and our compensation committee generally considered the challenges facing the Company at the time of Mr. Meyers' hiring in August 2008, the Company's accomplishments since Mr. Meyers' hiring and his integral role in conceptualizing and driving such accomplishments. These accomplishments included, among others:

  •
  The redesign of our business model, intended, in part, to generate recurring revenue with less dependence on credit market conditions and third-party credit enhancement.

  •
  The development of our new Monogram product offering, including refinements to our origination process, an expanded credit decisioning model and additional reporting capabilities.

  •
  The successful negotiation of loan program agreements relating to our Monogram product offering.

  •
  The sale of the trust certificate of NC Residuals Owners Trust, which held our residual interests in certain securitization trusts that we have facilitated, which we refer to as the NCSLT Trusts, in fiscal 2009. The sale of the trust certificate combined with the operating losses in fiscal 2009 resulted in tax refunds of over $176,600,000. In addition, the purchaser of the trust certificate agreed to bear all future federal and state tax liabilities associated with the purchased residuals, which would have had a material negative effect on our financial condition and liquidity.

  •
  The sale of the private education loan portfolio of Union Federal, which generated sale proceeds of over $121,500,000 and achieved the concentration reduction imposed by the OTS.

  •
  Termination of the formal regulatory enforcement actions against both the Company and Union Federal in March 2010.

  •
  The restructuring, in April 2010, of the education loan warehouse facility of UFSB Private Loan SPV, LLC, formerly a subsidiary of Union Federal, which we expect to be viewed favorably by potential purchasers as we consider our strategic alternatives with respect to Union Federal.

  •
  First Marblehead's overall progress, financial condition and business prospects, including significant expense reductions and the prospects of our Monogram product offering.

The independent members of our board of directors and our compensation committee also considered:

  •
  the continuing challenges facing the Company, including limited market acceptance of our Monogram product offering and the ongoing efforts, not yet realized, to successfully finance through the capital markets loans generated through the product offering;

  •
  the annual base salaries previously in effect for Messrs. Kopnisky and Tarr;

  •
  the individual elements of Mr. Meyers' compensation arrangements, including the terms of equity awards granted to Mr. Meyers in August 2008;

  •
  the terms of the time-sharing agreement between Sextant Holdings, LLC and the Company, which is further described below;

  •
  the terms of a compensation package that would be fair and competitive, particularly for a unique "turnaround situation," that gave due regard to Mr. Meyers' combination of skills and experience, that was consistent with his significant accomplishments during a particularly difficult period for the Company and that was calculated to motivate him to continue to serve the Company for the long-term;

  •
  possible alternative and additional compensation arrangements;

  •
  the industry knowledge and insight required for the position of chief executive officer of First Marblehead, particularly in light of various business development and capital markets initiatives; and

  •
  directors' fiduciary duties and need to act in the best interest of our stockholders.

        Our board of directors and our compensation committee believe that Mr. Meyers is uniquely qualified to lead the Company and believe that under his leadership the Company has taken significant steps in resolving legacy issues, preserving and improving its liquidity and, perhaps most importantly, improving its business prospects. Based on all of these factors, the independent members of our board of directors and our compensation committee determined that Mr. Meyers' annual base salary should be increased to $800,000.

        Other Named Executive Officer Salaries.    Our compensation committee did not increase the base salary of any of our other NEOs during fiscal 2010, other than the base salary of Seth Gelber, our managing director and chief administrative officer. Our compensation committee increased Mr. Gelber's base salary, effective September 1, 2009, from $360,000 to $414,000 upon the recommendation of our chief executive officer in light of Mr. Gelber's role and responsibilities in overseeing operational aspects of key corporate initiatives, including expense reductions, personnel management and the development, implementation and commercialization of our Monogram product. The annual base salary for fiscal 2009 of our predecessor chief administrative officer was $450,000.

        In setting base salaries for executives for fiscal 2010, our compensation committee's determinations were subjective. Our compensation committee considered our financial and operating performance in fiscal 2009, the need to preserve capital resources, the business, financial and regulatory challenges facing First Marblehead in fiscal 2010, the nature and level of the individual's responsibilities in addressing those challenges, the individual's experience, level and performance, historical salary levels of the individual, contractual terms, the comparative salaries of other executives of First Marblehead and our compensation committee's understanding of the overall employment environment for financial services firms with which we compete for talent. For executive and non-executive officers reporting to Mr. Meyers, which include all of our NEOs except Mr. Meyers, our compensation committee also considered recommendations made by Mr. Meyers.

        The following table presents the annual base salaries for fiscal 2010 for our NEOs:

Named Executive Officer	Salary for Fiscal 2010
Daniel Meyers	$800,000	(1)
Kenneth Klipper	390,000
Seth Gelber	414,000
Stein I. Skaane	410,000	(2)
Gary F. Santo, Jr.	360,000
Peter B. Tarr	800,000	(3)

(1)
Mr. Meyers' annual salary increased from $1.00 to $800,000 effective May 17, 2010, and Mr. Meyers was paid his pro rata share of his new base salary from May 17, 2010 through June 30, 2010, the end of fiscal 2010. See "—Chief Executive Officer Salary" above for additional details.

(2)
Mr. Skaane served as a managing director until his departure from the Company effective July 22, 2010.

(3)
Mr. Tarr served as our chairman until May 17, 2010. Since that date, Mr. Tarr has served as a temporary at-will employee of First Marblehead, providing consulting, advisory and related services as requested by the lead director of our board of directors on behalf of the Company. The Company pays Mr. Tarr fees of $66,666.67 per month for performance of these services, which are terminable at the election of Mr. Tarr or the lead director, upon 30 days' notice. Mr. Tarr was paid his pro rata share of his base salary for fiscal 2010, which was $800,000, through May 17, 2010.

  Annual Incentive Awards Program

  Executive Incentive Compensation Plan

        We have an executive incentive compensation plan pursuant to which we have in the past granted annual incentive awards to our executives. All of our NEOs participated in the executive incentive compensation plan in fiscal 2010. In light of our financial results, no annual incentive awards were made under the executive incentive compensation plan for fiscal 2010 or fiscal 2009.

        The executive incentive compensation plan is administered by our Section 162(m) subcommittee and is designed to motivate and reward employees for their contributions by making a portion of their compensation dependent upon the Company's performance, reflected by income from operations. Under the terms of the executive incentive compensation plan, our Section 162(m) subcommittee has the authority to make annual incentive awards in either cash or equity securities or a combination of cash and equity securities.

        Consistent with a "pay for performance" compensation philosophy, annual incentive awards pursuant to the executive incentive compensation plan reflect our corporate performance. The annual incentive pool under the executive incentive compensation plan is fixed at 5% of our income from operations for the applicable fiscal year, although no payouts under the plan are made unless the Company achieves a pre-specified performance threshold for the applicable fiscal year. Within the first 90 days of fiscal 2010, and after discussions with management, our Section 162(m) subcommittee specified an objective financial performance threshold for payouts under the plan, selected classes of key employees eligible to receive annual incentive awards and allocated a maximum percentage of the incentive pool that could be awarded to each such class. In setting the financial performance threshold, our Section 162(m) subcommittee attempted to establish a goal that would be challenging for the Company to achieve, particularly in light of fiscal 2008 and fiscal 2009 performance and continued uncertainties in the capital markets, and viewed by external investors as fair. In selecting plan participants and making plan allocations, our Section 162(m) subcommittee sought to incentivize those classes of senior management that our Section 162(m) subcommittee subjectively determined to be the most likely to contribute directly to the achievement of the corporate performance goal. The allocation of the bonus pool among plan participants reflected their expected contributions to meeting the Company's corporate performance goals.

        The financial performance threshold for fiscal 2010 was $10,000,000 in income from operations. Although the incentive pool was set at 5% of our fiscal 2010 income from operations, no individual was eligible to receive an annual incentive award unless our income from operations exceeded $10,000,000. Even if the corporate performance threshold were achieved, however, our Section 162(m) subcommittee determined that no individual would be eligible to receive an annual incentive award that exceeded 20% of the incentive pool, and no managing director would receive more than 4.64% of the incentive pool. Regardless of the actual award determined by the plan parameters, our Section 162(m) subcommittee has the authority to modify downward (but not upward) any allocation of the bonus pool to a participant in making annual incentive awards.

        The following table summarizes the executive incentive compensation plan for our NEOs for fiscal 2010:

			Fiscal 2010 Equity Incentive Award Payment
Named Executive Officer	Maximum Percentage of Incentive Pool	Fiscal 2010 Cash Incentive Award Payment	Number of Shares Subject to Restricted Stock Units Granted	Market Value of Shares or Units of Stock
Daniel Meyers	20.0%	$0	0	$0
Kenneth Klipper	4.64	0	0	0
Seth Gelber	4.64	0	0	0
Stein I. Skaane(1)	4.64	0	0	0
Gary F. Santo, Jr.	4.64	0	0	0
Peter B. Tarr(2)	0	0	0	0

(1)
Mr. Skaane ceased to be eligible to participate in the plan for fiscal 2010 upon ceasing to serve as a managing director in July 2010. Mr. Skaane's maximum percentage of incentive pool allocation was 4.64% as of June 30, 2010.

(2)
Mr. Tarr ceased to be eligible to participate in the plan for fiscal 2010 upon ceasing to serve as our chairman in May 2010. Mr. Tarr's maximum percentage of incentive pool allocation had been 15%.

        The executive incentive compensation plan has been the principal incentive program for providing cash bonus opportunities to our executives. Our compensation committee, however, has the authority to award discretionary bonuses outside of the executive incentive compensation plan. Our compensation committee has exercised this discretion in the past and may elect to do so in the future. Except for the special bonus awarded to Mr. Meyers, discussed below in the section entitled "—Special Bonus to Mr. Meyers," our compensation committee did not award discretionary bonuses in fiscal 2010, fiscal 2009 or fiscal 2008 in light of our financial performance.

        In fiscal 2011, our compensation committee determined that it would not grant incentive awards under the executive compensation plan for performance in fiscal 2011. Our committee believes that a sole focus on income from operations, as defined in the executive incentive compensation plan, would not necessarily reflect the strategic and financial goals of the Company for fiscal 2011. In making this determination, our compensation committee decided that while achievement of a specified level of operating income is a significant component of our success, it is important to look beyond this one financial indicator as we seek to rebuild our Company following the economic conditions, regulatory challenges and capital market disruptions that have defined the last several years. Our compensation committee will evaluate the basis on which it may award cash bonuses for fiscal 2011, which will likely include Company performance, including financial performance and achievement of strategic objectives, the applicable executive's performance, the executive's expected total compensation and, for all executive officers other than Mr. Meyers, the recommendation of Mr. Meyers.

  Special Bonus to Mr. Meyers

        In connection with their review of Mr. Meyers' compensation arrangements, as discussed above in the section entitled "—Base Salary—Chief Executive Officer Salary," the independent members of our board of directors and our compensation committee also approved a special bonus to Mr. Meyers, outside of the executive incentive compensation plan, in the amount of $2,000,000. This special bonus was approved at the same meeting at which the increase in Mr. Meyers' base salary was approved and was paid to Mr. Meyers in May 2010.

        In considering the appropriateness, timing and size of a special cash bonus, the independent members of our board of directors and our compensation committee considered the same factors discussed above in the section entitled "—Base Salary—Chief Executive Officer Salary." The independent directors and our compensation committee credited Mr. Meyers with significantly improving the viability of the Company, as demonstrated by an increase in the Company's cash, cash equivalents and short-term investments to over $422,260,000 at March 31, 2010, the potential elimination of an estimated $430,000,000 in additional taxes over the remaining life of the NCSLT Trusts, a reduction in compensation and benefits expense of over $54,500,000 from fiscal 2008 to fiscal 2009 and the entering into of two loan program agreements for our Monogram product offering, which are expected to result in an aggregate of $275,000,000 in facilitated loan volume as well as ongoing monthly revenue through the maturity of the loans.

  Claw-Back Policy

        In connection with our compensation committee's annual review of our compensation practices and policies, our board of directors and compensation committee adopted a compensation recoupment, or "claw-back," policy. This policy provides that, in the event the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the federal securities laws, current and former executive officers are required to reimburse the Company the amount of incentive-based compensation received in the three-year period prior to the date of the restatement in excess of what would have been received by such executive officer under the accounting restatement. This policy applies to incentive-based compensation received from and after July 1, 2010, and salary and benefits are not subject to recoupment under this policy.

  Long-Term Incentive Program

        Our equity award program is the primary vehicle for offering long-term incentive compensation to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, help to align the interests of our executives with those of our stockholders, and motivate our executives to improve the long-term stock market performance of our common stock. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period, as well as our goal of discouraging inappropriate short-term risk-taking because the awards pay out over a period of years.

        All equity awards to our executives are approved by our compensation committee, our board of directors or our Section 162(m) subcommittee, as appropriate. In determining the timing and size of equity grants to our executives, we generally consider the following:

  •
  the Company's performance;

  •
  the applicable executive's performance;

  •
  the level of cash compensation paid to the executive;

  •
  the amount of equity previously awarded to the executive and the vesting of such awards; and

  •
  the recommendations of management.

        Historically, we have tended to grant restricted stock units to executives rather than stock options. Each restricted stock unit represents the right to receive one share of our common stock upon vesting, and we generally granted restricted stock unit awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock unit grants are made, we generally grant significantly fewer shares of restricted stock units than the number of stock options we would grant for a similar purpose, thereby reducing potential dilution to our stockholders.

        Terms of Restricted Stock Unit Grants.    The restricted stock units that we have granted to our executives generally vest in annual installments over three to five years. Typically, the vesting of some or all of the restricted stock units would accelerate in the following circumstances:

  •
  if the executive's employment with us is terminated by reason of death or disability, the award would be fully vested;

  •
  if the executive's employment with us is terminated by us for a reason other than cause, as defined in the restricted stock unit agreement, then the number of restricted stock units which would be vested will be determined as though the executive's employment had terminated on the day that follows the anniversary of the grant date that next follows the date of actual termination; and

  •
  if on or prior to the second anniversary of the date of the consummation of a reorganization event, as defined in the restricted stock unit agreement, the executive's employment with us is terminated by the executive for good reason, as defined in the restricted stock unit agreement, or is terminated by us or our successor without cause, as defined in the restricted stock unit agreement, the award would be fully vested.

        In the event the executive engages in a competitive action, as defined in the restricted stock unit agreement, all of the restricted stock units and all shares issuable upon vesting of all restricted stock units would be immediately forfeited. Prior to the vesting of a restricted stock unit, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents.

        We typically have made an initial equity award of restricted stock units to new executives and annual equity grants. Annual equity awards to our executives were considered and granted as determined by our compensation committee in conjunction with its review of the executive's individual performance. Historically, this review took place at the regularly scheduled meeting of our compensation committee held in the first quarter of each fiscal year. As discussed below, our board of directors and our compensation committee, however, made "off-cycle" grants during fiscal 2010. Our compensation committee reviews all components of the executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall compensation philosophy and objectives. No equity awards were made as a result of the reviews conducted in the first quarters of fiscal 2011, fiscal 2010 or fiscal 2009.

        Restricted Stock Unit Grants—Executive Officers other than Mr. Meyers.    In April 2010, based on the recommendations of Mr. Meyers, the independent members of our board of directors granted an aggregate of 3,131,000 restricted stock units to our employees under our 2003 plan. Each employee of the Company other than Mr. Meyers, including each of our executive officers, received a grant. In deciding to grant these restricted stock units, the independent members of our board of directors considered:

  •
  the regulatory impediments to our granting equity awards, which were imposed on us by the OTS, were lifted in March 2010;

  •
  we had not paid cash bonuses or retention awards, implemented any broad merit-based salary increases or granted equity awards since September 2007, other than the stock options awarded to Mr. Meyers in August 2008;

  •
  the key accomplishments of the Company, as discussed above in the section entitled "—Base Salary—Chief Executive Officer Salary;"

  •
  the terms of our employment offer letters with certain NEOs and our historical practice of granting equity awards in the recruitment of executives; and

  •
  our goal of retaining employees and incentivizing continued progress through restricted stock unit grants, which enabled us to conserve our capital.

        The total number of restricted stock units that were granted to each of our NEOs other than Mr. Meyers is set forth below. In granting the awards, the independent members of our board of directors considered the factors above, the recommendations of Mr. Meyers and the extent to which the recipients had contributed to the Company's accomplishments since August 2008:

Named Executive Officer	Number of Restricted Stock Units
Kenneth Klipper	200,000
Seth Gelber	375,000	(1)
Stein I. Skaane	200,000
Gary F. Santo, Jr.	375,000	(2)
Peter B. Tarr	200,000

(1)
Mr. Gelber was granted 200,000 restricted stock units on April 12, 2010 and an additional 175,000 restricted stock units on April 21, 2010 in connection with his employment offer letter.

(2)
Mr. Santo was granted 200,000 restricted stock units on April 12, 2010 and an additional 175,000 restricted stock units on April 21, 2010 in connection with his employment offer letter.

        Each restricted stock unit represents a contingent right to receive one share of our common stock upon vesting. Shares in respect of vested restricted stock units are issued as soon as practicable after each vesting date. Except for the 175,000 restricted stock units granted to each of Messrs. Gelber and Santo, 25% of the restricted stock units granted to our NEOs vested on the date of grant and the remaining restricted stock units will vest in three equal annual installments beginning on the first anniversary of the date of grant. In determining this vesting schedule, the independent members of our board of directors considered regulatory constraints which precluded grants during fiscal 2009. The 175,000 restricted stock units granted to each of Messrs. Gelber and Santo vest ratably over four years beginning on the first anniversary of the date of grant.

        Stock Unit Grant—Mr. Meyers.    In connection with their review of Mr. Meyers' compensation arrangements, as discussed above in the sections entitled "—Base Salary—Chief Executive Officer Salary" and "—Annual Incentive Awards Program—Special Bonus to Mr. Meyers," and in light of the removal of the regulatory impediments discussed above, on April 21, 2010, the independent members of our board of directors approved a grant of 1,200,000 stock units to Mr. Meyers under our 2003 plan, which stock units fully vested on the date of grant. In determining the timing and size of the grant to Mr. Meyers, the independent members of our board of directors generally considered the Company's accomplishments since Mr. Meyers' return in August 2008 and his integral role in such accomplishments, as discussed above in the section entitled "—Base Salary—Chief Executive Officer Salary." The independent members of our board of directors also considered the fact that the applicable exercise prices for each of Mr. Meyers' August 2008 stock options were (and remain) substantially out of the money, with exercise prices of $6.00, $12.00 and $16.00 per share.

        Management and our compensation committee believe that restricted stock unit grants have been and will continue to be critical to retaining and motivating key employees, particularly in light of our continuing need to limit salaries and bonuses, and the limited equity awards previously granted to many of our key employees. We believe that restricted stock unit grants reward progress made during fiscal 2010 and fiscal 2009 and incentivize continued progress, in a manner that is consistent with our overall compensation objectives and enable us to conserve our capital.

        We do not currently have any stock ownership guidelines for executive officers and directors.

  Benefits and Other Compensation; Air Travel Policy

        Executives are eligible for the same broad-based benefits that are provided to all employees, including health and dental insurance, life and accidental death and dismemberment insurance, disability insurance, medical and dependent care flexible spending accounts, tuition reimbursement, 401(k) plan and an employee assistance plan. With respect to 401(k) contributions, we match employee contributions dollar for dollar up to 6% of the employee's compensation and vesting is immediate. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

        In limited circumstances, we have awarded cash signing bonuses or reimbursement of relocation expenses when executives first join us. We made no such awards during fiscal 2010. Such cash signing bonuses or reimbursement of expenses typically must be repaid in full if the executive voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus or reimbursement of expenses is paid and the amount of the bonus or reimbursement of expenses is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment or to create additional incentive for an executive to join our Company in a position where there is high market demand.

        Our board of directors has adopted an on-demand air transportation policy that enables certain senior executive officers to authorize charter air transportation when significant advantages or savings over commercial airline travel may be realized in terms of time, money, security or productivity. In addition, we have entered into a time sharing agreement with Sextant Holdings, LLC, of which Mr. Meyers is the sole member and a manager, pursuant to which Sextant Holdings, LLC leases an aircraft to us from time to time on a non-exclusive time-sharing basis. Subject to a $1,000,000 annual cap, we pay Sextant Holdings, LLC a lease fee, and applicable state and federal taxes, fees and charges, for each business-related flight conducted pursuant to the time sharing agreement. Under the time sharing agreement, the lease fee may not exceed the actual expenses of each specific flight as authorized by federal aviation regulations. In fact, the lease fee covers less than half of Sextant Holdings, LLC's actual expenses in operating the aircraft. Our board of directors may consider in the future a policy relating to reimbursement to Sextant Holdings, LLC of costs relating to personal use of the aircraft by Mr. Meyers.

        Mr. Meyers is the most frequently traveled officer of the Company and often travels on short notice, including to locations that may be infrequently serviced by commercial airlines. For reasons of personal safety, security and productivity, our board of directors requires Mr. Meyers to use non-commercial aircraft for all air travel. In addition, our board of directors has determined that private air travel by Mr. Meyers in connection with the business of the Company is integrally and directly related to his job performance as our chairman, chief executive officer and president. As a result, we do not consider amounts reimbursed to Sextant Holdings, LLC pursuant to the time sharing agreement to be compensation to Mr. Meyers, or a perquisite. Our nominating and corporate governance committee approved the reimbursement policy, and the related time sharing agreement, pursuant to our related party transaction policy. See "—Certain Relationships and Related Transactions—Related Person Transactions" later in this proxy statement for additional details.

  Employment Agreements and Severance/Change in Control Benefits

        Pursuant to employment agreements and employment letters, as applicable, we have entered into with our executives, restricted stock unit agreements entered into with our executives pursuant to our 2003 plan and stock option agreements entered into with Mr. Meyers pursuant to our 2008 Meyers' option plan, certain of our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our Company. In August 2010, our compensation committee approved amendments to our employment letter with Mr. Klipper to provide, among other things, that Mr. Klipper would be entitled to a severance payment equal to six months of his base salary if he is terminated by us without cause, as defined in Mr. Klipper's amended employment letter, or solely following a reorganization event, if he terminates his employment for good reason, as defined in Mr. Klipper's amended employment letter, within two years of the reorganization event. Our compensation committee decided to amend Mr. Klipper's employment letter in light of severance provisions in the employment letters of certain other executive officers. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, in the sections entitled "—Executive Employment Agreements; Severance Agreements" and "—Potential Payments Upon Termination or Change in Control" later in this proxy statement. In addition, we have followed a practice of providing severance benefits to employees, including executive officers, terminated without cause. These benefits have generally been structured based on the employees' job grade or classification and length of service. The payment of any severance benefits could require, in certain circumstances, the prior approval of the OTS and the Federal Deposit Insurance Corporation, or FDIC.

        We believe providing these benefits help us compete for executive talent and may help us retain current key employees. While we do not believe that the provisions of a severance package would be a determinative factor in an executive's decision to join or leave First Marblehead, the absence of such package would present a competitive disadvantage in the market for talented executives. As such, we plan to seek prompt OTS and FDIC approval, if required, of any severance agreements or payments we intend to make in the future.

        Generally, our practice in the case of change in control benefits has been to structure these as "double trigger" benefits. In other words, the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change in control. Our restricted stock unit agreements under our 2003 plan generally provide that such award shall become immediately exercisable in full if, on or prior to the second anniversary of the consummation of a reorganization event, as defined in our 2003 plan, the executive's employment is terminated for good reason by the executive or is terminated without cause by the Company or its successor. We believe a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs.

  PM&P Review

        Considering the compensation actions taken during fiscal 2010 and looking forward to the compensation actions that will be considered during fiscal 2011, our compensation committee has engaged an independent compensation consultant, PM&P, to advise the committee on executive compensation matters. We expect that PM&P will provide market compensation data for our consideration and advise our compensation committee on alternative executive compensation strategies appropriate for the Company, including an annual incentive compensation plan pursuant to which our compensation committee may award cash bonuses for fiscal 2011 performance.

Tax and Accounting Considerations

        The Internal Revenue Service, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our chief executive officer and our officers (other than our chief executive officer and chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) of the Code and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) of the Code so that the compensation remains tax deductible to us. However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.

        The compensation that we pay to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, our compensation committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation.

Compensation Committee Report

        Our compensation committee has reviewed and discussed the section of this proxy statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, our compensation committee has recommended to our board of directors that such section be included in this proxy statement and incorporated by reference in First Marblehead's annual report on Form 10-K for fiscal 2010.

By the Compensation Committee of the Board of Directors
Dort A. Cameron III, Chair Nancy Y. Bekavac William R. Berkley George G. Daly William D. Hansen

 Compensation of Our Executive Officers

        In accordance with SEC requirements, the following tables provide information regarding the compensation arrangements for:

  •
  the individual serving as our principal executive officer during fiscal 2010;

  •
  the individual serving as our principal financial officer during fiscal 2010;

  •
  our three most highly compensated executive officers serving as of June 30, 2010; and

  •
  the former chairman of our board of directors.

We refer to these six individuals collectively as our NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Daniel Meyers(2)	2010	$100,001	(3)	$2,000,000	(4)	$4,104,000		$—	$—	$13,228	(5)	$6,217,229
Chief Executive Officer,	2009	1.00	(6)	—		—		16,191,760	—	10,811	(7)	16,202,572
President and Chairman of the Board of Directors

Kenneth Klipper	2010	390,000		—		546,000		—	—	18,221	(8)	954,221
Managing Director, Chief	2009	371,250		—		—		—	—	22,610	(9)	393,860
Financial Officer, Chief Accounting Officer and Treasurer

Seth Gelber(10)	2010	405,000	(11)	—		1,144,500		—	—	16,691	(12)	1,566,191
Managing Director and Chief Administrative Officer

Gary F. Santo, Jr.(10)	2010	360,000		—		1,144,500		—	—	6,269	(13)	1,510,769
Managing Director and Head of Capital Markets

Stein I. Skaane(10)(14)	2010	410,000		—		546,000	(15)	—	—	13,579	(16)	969,579
Former Managing Director and Co-Head of Capital Markets

Peter B. Tarr(17)	2010	700,000	(18)	—		546,000		—	—	932,063	(19)	2,178,063
Former Chairman of	2009	787,500		—		—		—	—	16,895	(20)	804,395
the Board of Directors	2008	862,500		—		—		—	—	17,973	(21)	880,473

(1)
In accordance with recent changes in the SEC's disclosure rules, amount listed reflects the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation, which we refer to as ASC 718, for restricted stock unit awards and stock option awards in the year indicated. For fiscal 2009, assumptions related to the financial reporting of stock options are presented in Footnote 17 to our consolidated financial statements presented in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

(2)
Mr. Meyers joined the Company as chief executive officer, president and director, in September 2008. Mr. Meyers became chairman of our board of directors in May 2010. Mr. Meyers did not receive any additional compensation in his capacity as a director or chairman.

(3)
Mr. Meyers' annual salary increased from $1.00 to $800,000 effective May 17, 2010, and Mr. Meyers was paid his pro rata share of his new base salary from May 17, 2010 through the end of fiscal year 2010. See Footnote 6 below for further information.

(4)
In connection with their review of Mr. Meyers' compensation arrangements, the independent members of our board of directors and our compensation committee approved a special bonus to Mr. Meyers, outside of the executive incentive compensation plan, in the amount of $2,000,000, which was paid to Mr. Meyers in May 2010. For more information, see

  "—Compensation Discussion and Analysis—Annual Incentive Awards Program—Special Bonus to Mr. Meyers," earlier in this proxy statement.

(5)
Represents reimbursement of parking expenses of $7,196, which includes a tax gross-up of $2,731, group term life insurance premiums paid by us for the benefit of Mr. Meyers of $5,627, which includes a tax gross-up of $2,135, and life insurance premiums of $405 paid by us for the benefit of Mr. Meyers.

(6)
Prior to May 17, 2010, Mr. Meyers' annual salary was $1.00, although we also accrued additional salary at a rate of $1,000,000 per fiscal year. In light of the increase in Mr. Meyers' base salary in May 2010, we ceased accruing compensation pursuant to Mr. Meyers' employment agreement, although Mr. Meyers remains entitled to amounts previously accrued, which totaled $1,749,993 as of June 30, 2010. This accrued compensation may be paid to Mr. Meyers, without interest, at the discretion of our compensation committee or at such time that we first generate for a fiscal year (after taking into account the accrual and payment of the accrued compensation) positive cash flow from operations and profit from operations.

(7)
Represents reimbursement of parking expenses of $7,971, which includes a tax gross-up of $2,491, group term life insurance premiums paid by us for the benefit of Mr. Meyers of $2,525, which includes a tax gross-up of $386, and life insurance premiums of $315 paid by us for the benefit of Mr. Meyers.

(8)
Represents reimbursement of parking expenses of $3,634, which includes a tax gross-up of $1,154, our contribution on behalf of Mr. Klipper to our 401(k) savings plan in the amount of $14,225, and life insurance premiums of $362 paid by us for the benefit of Mr. Klipper.

(9)
Represents reimbursement of parking expenses of $7,490, which includes a tax gross-up of $2,330, our contribution on behalf of Mr. Klipper to our 401(k) savings plan in the amount of $14,700, and life insurance premiums of $420 paid by us for the benefit of Mr. Klipper.

(10)
Messrs. Gelber, Santo and Skaane were determined to be executive officers in May 2010. Therefore, the Summary Compensation Table only includes compensation information for each of Messrs. Gelber, Santo and Skaane for fiscal 2010.

(11)
Effective as of September 1, 2009, Mr. Gelber's base salary increased from $360,000 to $414,000.

(12)
Represents our contribution on behalf of Mr. Gelber to our 401(k) savings plan in the amount of $16,320 and life insurance premiums of $371 paid by us for the benefit of Mr. Gelber.

(13)
Represents reimbursement of parking expenses of $5,919, which includes a tax gross-up of $1,879, and life insurance premiums of $350 paid by us for the benefit of Mr. Santo.

(14)
Mr. Skaane served as a managing director until his departure from the Company in July 2010. For more information, see "—Executive Employment Agreements; Severance Agreements—Mr. Skaane" later in this proxy statement.

(15)
In connection with Mr. Skaane's departure from the Company in July 2010, Mr. Skaane forfeited the unvested portion of these shares. For more information, see "—Executive Employment Agreements; Severance Agreements—Mr. Skaane" later in this proxy statement.

(16)
Represents reimbursement of parking expenses of $3,634, which includes a tax gross-up of $1,154, our contribution on behalf of Mr. Skaane to our 401(k) savings plan in the amount of $9,575, and life insurance premiums of $370 paid by us for the benefit of Mr. Skaane.

(17)
Mr. Tarr served as chairman of our board of directors until May 17, 2010. Since that date, Mr. Tarr has served as a temporary at-will employee of First Marblehead, providing consulting, advisory and related services as requested by the lead director of our board of directors on behalf of the Company. The Company pays Mr. Tarr fees of $66,666.67 per month for performance of these services, which are terminable at the election of Mr. Tarr or the lead director, upon 30 days' notice. Mr. Tarr did not receive any additional compensation in his capacity as a director or his service as chairman.

(18)
Mr. Tarr was paid the pro rata share of his base salary for fiscal 2010, which was $800,000, through May 17, 2010, the date he ceased to serve as our chairman.

(19)
Represents a lump sum payment of $800,000, to be paid six months and one day following Mr. Tarr's "separation from service" from the Company in accordance with Section 409A of the Code, as well as severance benefits of $18,422, reimbursement of parking expenses of $5,919, which includes a tax gross-up of $1,879, our contribution on behalf of Mr. Tarr to our 401(k) savings plan in the amount of $7,350, life insurance premiums of $372 paid by us for the benefit of Mr. Tarr, and $100,000 in connection with Mr. Tarr's services as a temporary at-will employee providing consulting, advisory and related services as requested by the lead director of our board of directors on behalf of the Company from May 18, 2010 through June 30, 2010.

(20)
Represents reimbursement of parking expenses of $9,125, which includes a tax gross-up of $2,405, our contribution on behalf of Mr. Tarr to our 401(k) savings plan in an amount of $7,350, and life insurance premiums of $420 paid by us for the benefit of Mr. Tarr.

(21)
Represents the value of our contribution on behalf of Mr. Tarr to our 401(k) savings plan in an amount of $12,099, and reimbursement of parking expenses of $5,874, which includes a tax gross-up of $1,884.

        See "—Executive Employment Agreements; Severance Agreements" below for a discussion of executive employment agreements, which set forth minimum base salaries and target bonuses and other terms of employment.

        See "—Compensation Discussion and Analysis—Annual Incentive Awards Program" above for a discussion of annual incentive awards that may be granted pursuant to our executive incentive compensation plan.

        As reflected in the table above, the amount of salary and bonus in proportion to total reported compensation for fiscal 2010 was 33.78% in the case of Mr. Meyers, 40.87% in the case of Mr. Klipper, 25.86% in the case of Mr. Gelber, 23.83% in the case of Mr. Santo, 42.29% in the case of Mr. Skaane, and 32.14% in the case of Mr. Tarr. No NEO received a bonus in fiscal 2010, other than Mr. Meyers. We do not have a specific policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. See "—Compensation Discussion and Analysis" above for additional discussion of our compensation philosophy, as well as the objectives and components of our compensation programs.

        The table above does not include perquisites and other personal benefits, or property received by each of the NEOs that are, in the aggregate, less than $10,000 or are generally made available on a non-discriminatory basis to all of our employees. These benefits include health and dental insurance, life and accidental death and dismemberment insurance, disability insurance, medical and dependent care flexible spending accounts, tuition reimbursement and an employee assistance plan.

Fiscal 2010 Grants of Plan-Based Awards

						All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Shares of Stock or Units		Closing Market Price on Grant Date(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards									Grant Date Fair Value of Stock and Option Awards(2)(3)
									Exercise Price of Option Awards
	Grant Date
Name		Threshold(1)	Target(1)		Maximum(1)
Daniel Meyers	4/21/10	—	$—		—%	1,200,000	(4)	—	$—	$3.42	$4,104,000
	9/18/09	—	—		20	—		—	—	—	—
Kenneth Klipper	4/12/10	—	—		—	200,000	(5)	—	—	2.73	546,000
	9/18/09	—	195,000		4.64	—		—	—	—	—
Seth Gelber	4/12/10	—	—		—	200,000	(5)	—	—	2.73	546,000
	4/21/10	—	—		—	175,000	(6)	—	—	3.42	598,500
	9/18/09	—	202,500		4.64	—		—	—	—	—
Gary F. Santo, Jr.	4/12/10	—	—		—	200,000	(5)	—	—	2.73	546,000
	4/21/10	—	—		—	175,000	(6)	—	—	3.42	598,500
	9/18/09	—	180,000		4.64	—		—	—	—	—
Stein I. Skaane	4/12/10	—	—		—	200,000	(5)	—	—	2.73	546,000
	9/18/09	—	205,000	(7)	4.64	—		—	—	—	—
Peter B. Tarr	4/12/10	—	—		—	200,000	(5)	—	—	2.73	546,000
	9/18/09	—	800,000	(8)	15	—		—	—	—	—

(1)
The total incentive pool under our executive incentive compensation plan was 5% of our income from operations for fiscal 2010. No participant in the executive incentive compensation plan, however, was eligible to receive an annual incentive award unless our income from operations exceeded $10,000,000 for fiscal 2010. For each of Messrs. Klipper, Gelber, Santo and Skaane, their target bonuses were equal to 50% of earned salary for fiscal 2010, as discussed in the section entitled "—Executive Employment Agreements; Severance Agreements," later in this proxy statement. Pursuant to the letter agreement dated June 10, 2005 between Mr. Tarr and us, Mr. Tarr's target bonus was equal to 50% to 100% of Mr. Tarr's salary for fiscal 2010. Percentages shown reflect the maximum percentage of the total incentive pool under the executive incentive compensation plan allocated to each NEO by our Section 162(m) subcommittee. Based on our fiscal 2010 operating results, as determined after June 30, 2010, no annual incentive awards were made under the executive incentive compensation plan.

(2)
In accordance with the terms of our 2003 plan, the grant date fair value of the applicable stock award was calculated based on the closing price per share of our common stock on the NYSE on the trading date immediately prior to the grant date.

(3)
Amounts shown reflect the grant date fair value of each restricted stock unit grant, computed in accordance with ASC 718.

(4)
Amounts shown reflect the number of stock units granted to Mr. Meyers during fiscal 2010 under our 2003 plan. Each stock unit represented a fully vested right to receive one share of common stock.

(5)
Amounts shown reflect the number of restricted stock units granted to each NEO except for Mr. Meyers on April 12, 2010 under our 2003 plan. One-quarter of the restricted stock units were fully vested upon grant, and the remaining restricted stock units will vest in three equal installments beginning on the first anniversary of the date of grant.

(6)
Amounts shown reflect the number of restricted stock units granted to Messrs. Gelber and Santo on April 21, 2010 under our 2003 plan. The restricted stock units will vest in four equal annual installments beginning on the first anniversary of the date of grant.

(7)
Mr. Skaane ceased to be eligible to participate in the executive incentive compensation plan for fiscal 2010 upon ceasing to serve as a managing director in July 2010. Prior to his departure, Mr. Skaane's maximum percentage of incentive pool allocation had been 4.64%.

(8)
Mr. Tarr ceased to be eligible to participate in the executive incentive compensation plan for fiscal 2010 upon ceasing to serve as chairman of our board of directors in May 2010. Prior to his departure, Mr. Tarr's maximum percentage of incentive pool allocation had been 15%.

        See "—Executive Employment Agreements; Severance Agreements" below for a discussion of executive employment agreements, which set forth minimum target bonuses and other terms of employment.

        See "—Compensation Discussion and Analysis—Annual Incentive Awards Program" above for a discussion of annual incentive awards that may be granted pursuant to our executive incentive compensation plan and outside of the plan.

        See "—Compensation Discussion and Analysis—Long-Term Incentive Program" above for a discussion of the terms of the equity awards granted to our NEOs.

Outstanding Equity Awards at 2010 Fiscal Year End

        The following table sets forth information with respect to the NEOs concerning unexercised stock option awards and unvested stock awards as of June 30, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)
Daniel Meyers	500,000	1,500,000	(4)	$6.00	8/17/18	—		$—
	2,000,000	—		12.00	8/17/18	—		—
	2,000,000	—		16.00	8/17/18	—		—
Kenneth Klipper	—	—		—	—	155,086	(5)(6)(7)	364,452
Seth Gelber	—	—		—	—	325,000	(8)(9)	763,750
Gary F. Santo, Jr.	—	—		—	—	325,000	(10)(11)	763,750
Stein I. Skaane(12)	—	—		—	—	166,852	(13)(14)(15)(16)	392,102
Peter B. Tarr(17)	—	—		—	—	—		—

(1)
The information in this table is presented as of June 30, 2010. Amounts reflect the number of shares of common stock underlying stock options that had not vested on or prior to June 30, 2010. We do not pay dividends in respect of vested or unvested stock options.

(2)
The information in this table is presented as of June 30, 2010. Amounts reflect the number of shares of common stock underlying restricted stock units that had not vested on or prior to June 30, 2010. Each restricted stock unit represents the right to receive one share of our common stock on the applicable vesting date. We do not pay dividends in respect of unvested restricted stock units.

(3)
The reported market value was calculated by multiplying $2.35, the closing price per share of our common stock on the NYSE on June 30, 2010, by the number of shares of our common stock underlying the restricted stock units.

(4)
In August 2008, Mr. Meyers was awarded a stock option to purchase 2,000,000 shares at an exercise price of $6.00 per share. One-fourth of the original number of stock options vested on August 18, 2009 and, as of June 30, 2010, the remaining 1,500,000 shares were scheduled to vest in three equal annual installments ending on August 18, 2012. In addition, this stock option will vest and become exercisable in full if the closing sale price of our common stock is at least $9.00 per share for a period of five consecutive trading days (subject to a specified minimum average daily trading volume). This stock option may be exercised prior to vesting, provided that any shares of common stock so issued will be held in escrow by us, subject to a right of repurchase, until such time as the shares vest in accordance with the foregoing schedule.

(5)
In August 2006, Mr. Klipper was awarded, at no cost, 9,000 restricted stock units. One-fourth of the original number of restricted stock units vested on August 15, 2007, August 15, 2008 and August 15, 2009 and, as of June 30, 2010, the remaining 2,250 restricted stock units were scheduled to vest on August 15, 2010.

(6)
In August 2007, Mr. Klipper was awarded, at no cost, 3,781 restricted stock units. One-fourth of the original number of restricted stock units vested on August 14, 2009, and, as of June 30, 2010, the remaining 2,836 restricted stock units were scheduled to vest in three equal annual installments ending on August 14, 2012.

(7)
In April 2010, Mr. Klipper was awarded, at no cost, 200,000 restricted stock units. One-fourth of the original number of restricted stock units vested on April 12, 2010, and, as of June 30, 2010, the remaining 150,000 restricted stock units were scheduled to vest in three equal annual installments ending on April 12, 2013.

(8)
In April 2010, Mr. Gelber was awarded, at no cost, 200,000 restricted stock units. One-fourth of the original number of restricted stock units vested on April 12, 2010, and, as of June 30, 2010, the remaining 150,000 restricted stock units were scheduled to vest in three equal annual installments ending on April 12, 2013.

(9)
In April 2010, Mr. Gelber was awarded, at no cost, 175,000 restricted stock units. The restricted stock units will vest in four equal annual installments beginning on April 21, 2011 and ending on April 21, 2014.

(10)
In April 2010, Mr. Santo was awarded, at no cost, 200,000 restricted stock units. One-fourth of the original number of restricted stock units vested on April 12, 2010 and, as of June 30, 2010, the remaining 150,000 restricted stock units were scheduled to vest in three equal annual installments ending on April 12, 2013.

(11)
In April 2010, Mr. Santo was awarded, at no cost, 175,000 restricted stock units. The restricted stock units will vest in four equal annual installments beginning on April 21, 2011 and ending on April 21, 2014.

(12)
As a result of Mr. Skaane's departure from the Company in July 2010, Mr. Skaane forfeited all of his unvested restricted stock units that are included in this table. See "—Executive Employment Agreements; Severance Agreements—Mr. Skaane" later in this proxy statement for additional information.

(13)
In August 2005, Mr. Skaane was awarded, at no cost, 22,995 restricted stock units. One-third of the original number of restricted stock units vested on August 9, 2008 and August 9, 2009, and the remaining 7,665 restricted stock units would have vested on August 9, 2010 if Mr. Skaane had been employed by the Company on that date.

(14)
In August 2006, Mr. Skaane was awarded, at no cost, 16,500 restricted stock units. One-fourth of the original number of restricted stock units vested on August 15, 2007, August 15, 2008 and August 15, 2009, and the remaining 4,125 restricted stock units would have vested on August 15, 2010 if Mr. Skaane had been employed by the Company on that date.

(15)
In August 2007, Mr. Skaane was awarded, at no cost, 6,750 restricted stock units. One-fourth of the original number of restricted stock units vested on August 14, 2009 and the remaining 5,062 restricted stock units would have vested in three equal annual installments ending on August 14, 2012 if Mr. Skaane had been employed by the Company on that date.

(16)
In April 2010, Mr. Skaane was awarded, at no cost, 200,000 restricted stock units. One-fourth of the original number of restricted stock units vested on April 12, 2010 and the remaining 150,000 restricted stock units would have vested in three equal annual installments ending on April 12, 2013 if Mr. Skaane had been employed by the Company on that date.

(17)
In connection with Mr. Tarr's separation from the Company, our compensation committee agreed to accelerate the vesting of 203,350 restricted stock units held by Mr. Tarr. See "—Executive Employment Agreements; Severance Agreements—Mr. Tarr" later in this proxy statement for additional information.

 Fiscal 2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Daniel Meyers	—	$—	1,200,000	(2)	$4,104,000
Kenneth Klipper	—	—	945		2,419
	—	—	2,250		5,580
	—	—	50,000		136,500
	—	—	2,000		7,260
Seth Gelber	—	—	50,000		136,500
Gary F. Santo, Jr.	—	—	50,000		136,500
Stein I. Skaane	—	—	7,665		15,253
	—	—	1,688		4,321
	—	—	4,125		10,230
	—	—	50,000		136,500
Peter B. Tarr	—	—	43,975		73,878
	—	—	3,125		8,000
	—	—	50,000	(3)	136,500
	—	—	203,350	(4)	608,017

(1)
The reported value realized on vesting was calculated by multiplying the closing price per share of our common stock on the NYSE on the trading day immediately prior to the applicable vesting date by the number of shares of our common stock underlying the stock units or restricted stock units, as applicable, vesting on that date.

(2)
Amount shown represents the number of restricted stock units that vested on April 21, 2010. Mr. Meyers elected to satisfy income tax obligations with respect to the grant by having the Company retain 473,697 shares.

(3)
Amount shown represents the number of restricted stock units that vested on April 12, 2010. Mr. Tarr elected to satisfy income tax obligations with respect to the grant by having the Company retain 15,875 shares.

(4)
Amount shown represents the aggregate number of restricted stock units that vested on May 17, 2010. Mr. Tarr elected to satisfy income tax obligations with respect to the grants by having the Company retain 64,565 shares.

Executive Employment Agreements; Severance Agreements

  Mr. Meyers

        On August 18, 2008, we entered into an employment agreement with Mr. Meyers pursuant to which Mr. Meyers began serving on September 1, 2008, subject to subsequent regulatory approvals, as our president and chief executive officer and as a director. On May 17, 2010, Mr. Meyers succeeded Mr. Tarr as our chairman.

        Salary.    Pursuant to Mr. Meyers' employment agreement, Mr. Meyers earned an annual base salary of $1.00 per year in cash compensation (while we accrued additional salary at the rate of $1,000,000 per year to be paid, without interest, at the discretion of our compensation committee or at such time that we first generate for a fiscal year, after taking into account the accrual and payment of the accrued compensation: (1) positive cash flow from operations and (2) profit from operations). In May 2010, the independent members of our board of directors and our compensation committee approved an annual base salary for Mr. Meyers in the amount of $800,000. In light of the increase in base salary, we ceased accruing compensation pursuant to Mr. Meyers' employment agreement, although Mr. Meyers remains entitled to amounts previously accrued. This accrued compensation may be paid to Mr. Meyers at the discretion of our compensation committee or at such time that we first generate for a fiscal year, after taking into account the accrual and payment of the accrued compensation: (1) positive cash flow from operations and (2) profit from operations. We amended Mr. Meyers' employment agreement, effective May 17, 2010, to reflect this change. For additional information, see "—Compensation Discussion and Analysis—Base Salary—Chief Executive Officer Salary," earlier in this proxy statement. We reimburse Mr. Meyers for all reasonable travel, entertainment and other expenses incurred or paid by Mr. Meyers in connection with the performance of his duties, responsibilities and services for us. Mr. Meyers also has the opportunity to participate in our customary employee benefit plans, to the extent eligible.

        Severance Benefits.    Mr. Meyers's employment is terminable by either us or Mr. Meyers. If Mr. Meyers' employment is terminated by us without cause or if Mr. Meyers terminates his employment for good reason, subject to signing a general release of claims, (1) all stock options and other stock-based awards held by Mr. Meyers will become fully exercisable or nonforfeitable, (2) Mr. Meyers will receive $1,000,000 plus all unearned accrued compensation if we have achieved positive cash flow from operations and profit from operations during the fiscal quarter in which termination occurs or cumulatively for such fiscal quarter and any prior fiscal quarters in such year, (3) he will be eligible to continue to participate in our group health, dental and vision program for 18 months, which shall reduce and count against Mr. Meyers' rights under the Consolidated Omnibus Budget Reconciliation Act, which we refer to as COBRA, (4) he will be entitled to receive a $1,000,000 lump sum payment, and (5) his stock options shall be exercisable until August 17, 2018. "Cause" is defined in the employment agreement as:

  •
  the willful failure by Mr. Meyers to perform his duties which has continued for more than 30 days following written notice of such non-performance from our board of directors and which failure to perform has had a materially adverse effect on the financial condition of the Company;

  •
  any act of dishonesty, intentional fraud or willful misconduct on the part of Mr. Meyers in the performance of his duties; or

  •
  Mr. Meyers' conviction of a felony involving moral turpitude.

"Good reason" is defined in the employment agreement as the persistence of any of the following conditions after a notice and cure process specified in the employment agreement:

  •
  a material diminution in Mr. Meyers' responsibilities, authorities or duties;

  •
  a material diminution in Mr. Meyers' base salary without his prior written consent;

  •
  a material change in the geographic location at which Mr. Meyers provides services to the Company without his prior written consent; or

  •
  the material breach of the employment agreement by the Company.

        Stock Option Grants.    Pursuant to our 2008 Meyers' option plan, on August 18, 2008, Mr. Meyers was granted stock options to purchase:

  •
  2,000,000 shares of our common stock, at an exercise price of $6.00 per share, which we refer to as the $6.00 options. This stock option vested and became exercisable as to 500,000 shares underlying the stock option on each of August 18, 2009 and August 18, 2010, and will vest and become exercisable as to an additional 25% of the original number of shares underlying the stock option on each of the third and fourth anniversaries of August 18, 2008.

  •
  2,000,000 shares of our common stock, at an exercise price of $12.00 per share. This stock option vested and became exercisable in full on November 16, 2008.

  •
  2,000,000 shares of our common stock, at an exercise price of $16.00 per share. This stock option vested and became exercisable in full on November 16, 2008.

        The stock options were granted as inducement awards pursuant to our 2008 Meyers' option plan, which was not approved by our stockholders. The unvested portion of the $6.00 options will vest and become exercisable in full (1) if the closing sale price of our common stock is at least $9.00 for a period of five consecutive trading days, assuming the trading on each day is not less than 90% of the average daily trading volume for the three months prior to such five day period, (2) in the event of Mr. Meyers' death or termination as a result of disability (as defined in Mr. Meyers' stock option agreement governing the $6.00 options), or (3) in the event that Mr. Meyers' employment is terminated by us without cause, or by Mr. Meyers with good reason. In addition, subject to certain conditions set forth in his employment agreement, the $6.00 options may be exercised prior to vesting, provided that the unvested shares issued will be held in escrow by us and will be subject to a repurchase option. Each of the stock options will expire on August 17, 2018.

        Change in Control.    In connection with a reorganization event, as defined in the relevant stock option agreements, Mr. Meyers' stock options must be assumed, or a substantially equivalent option must be substituted, by the acquiring or succeeding corporation. With respect to any reorganization event in connection with which there is a Roll-In Transaction, as defined below, Mr. Meyers will generally be entitled to specific performance of the obligation to have his stock options assumed or substituted. Mr. Meyers will not, however, be entitled to an order or injunction requiring or seeking the rescission of, modification of, or prevention of the entry into or consummation of, such Roll-In Transaction.

        For purposes of Mr. Meyers' stock option agreements, "Roll-In Transaction" means any transaction, series of transactions or other arrangement pursuant to which two or more holders of more than 1%, but less than all, of our issued and outstanding common stock or other equity interests agree or are allowed to exchange or contribute their existing equity and in consideration for such contribution or exchange continue as an equity owner in us or our successor in the reorganization transaction.

        Except in a Roll-In Transaction, Mr. Meyers will not be entitled to any equitable relief in connection with any actual or threatened breach or violation of the provision in his stock option agreements that require Mr. Meyers' stock options to be assumed or substituted in connection with a reorganization event. Mr. Meyers' remedy for any such actual or threatened breach or violation shall be to seek money damages, if any, for any actual breach or violation.

        Tax Gross-Up.    In the event that any payment or distribution by us to or for the benefit of Mr. Meyers would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by him with respect to such excise tax, then Mr. Meyers will be entitled to receive a gross-up payment such that the net amount retained by Mr. Meyers, after deduction of any excise tax, any federal, state and local income tax, employment tax and excise tax upon any payment made, together with any interest and/or penalties assessed, will be equal to the pre-tax amount of such payments.

        Non-Solicit.    Mr. Meyers' employment agreement provides that he cannot attempt to hire our employees during the term of his employment and for the one year following termination of his employment.

  Mr. Klipper

        Mr. Klipper serves as our chief financial officer, treasurer and chief accounting officer, as well as a managing director of First Marblehead, pursuant to a letter agreement dated February 25, 2005. The letter agreement provides that Mr. Klipper will receive an annual base salary of $270,000, and Mr. Klipper's target bonus will be up to 50% of his earned salary for the applicable performance year. In addition, pursuant to his letter agreement, Mr. Klipper was granted in April 2005, at no cost, 6,000 restricted stock units pursuant to our 2003 plan.

        In September 2010, we amended Mr. Klipper's letter agreement to provide that Mr. Klipper will receive an annual base salary of $390,000, which reflects the base salary Mr. Klipper has received since November 16, 2008. We also amended Mr. Klipper's letter agreement to provide that, subject to signing a general release of claims, (1) if Mr. Klipper is terminated by us for any reason other than cause, or (2) if on or prior to the second anniversary of the consummation of a reorganization event (as defined in our 2003 plan), Mr. Klipper terminates his employment for good reason, then the Company will provide Mr. Klipper with continuation of salary and medical and dental benefits for a period of six months. "Cause" is defined in the amended letter agreement as:

  •
  the willful failure by Mr. Klipper to perform his duties, which has continued for more than 30 days following written notice of such non-performance from the Company;

  •
  any act of dishonesty, fraud, willful misconduct, gross negligence or disobedience on the part of Mr. Klipper in the performance of his duties; or

  •
  Mr. Klipper's conviction of a felony involving moral turpitude.

"Good reason" is defined in the amended letter agreement as the persistence of any of following conditions after a notice and cure process specified in the amended letter agreement:

  •
  a significant diminution in Mr. Klipper's title, authority or responsibilities from and after the reorganization event;

  •
  a material reduction in the annual cash compensation payable to Mr. Klipper from and after the reorganization event; or

  •
  the relocation of the place of business at which Mr. Klipper is principally located to a location that is greater than 50 miles from its location immediately prior to the reorganization event.

  Mr. Gelber

        Mr. Gelber serves as our chief administrative officer and as a managing director of First Marblehead pursuant to a letter agreement dated September 22, 2008, as amended. The letter agreement provides that Mr. Gelber will receive an annual base salary of $360,000, and Mr. Gelber's bonus target will be 50% of his earned salary for the applicable performance year. In September 2009, Mr. Gelber's salary was increased to $414,000.

        In the event Mr. Gelber is involuntarily terminated by the Company without cause, the Company will provide Mr. Gelber with continuation of salary and medical and dental benefits for a period of six months immediately following Mr. Gelber's termination date. For purposes of the letter agreement, "cause" is defined as (1) the willful failure by Mr. Gelber to perform his duties, which has continued for more than 30 days following written notice from the Company of such non-performance, (2) any act of dishonesty, intentional fraud or willful misconduct on the part of Mr. Gelber in the performance of his duties or (3) Mr. Gelber's conviction of a felony involving moral turpitude.

  Mr. Santo

        Mr. Santo serves as our head of capital markets and as a managing director of First Marblehead pursuant to a letter agreement dated September 22, 2008, as amended. The letter agreement provides that Mr. Santo will receive an annual base salary of $360,000, and Mr. Santo's bonus target will be 50% of his earned salary for the applicable performance year.

        In the event Mr. Santo is involuntarily terminated by the Company without cause, the Company will provide Mr. Santo with continuation of salary and medical and dental benefits for a period of six months immediately following Mr. Santo's termination date. For purposes of the letter agreement, "cause" is defined as (1) the willful failure by Mr. Santo to perform his duties, which has continued for more than 30 days following written notice from the Company of such non-performance, (2) any act of dishonesty, intentional fraud or willful misconduct on the part of Mr. Santo in the performance of his duties or (3) Mr. Santo's conviction of a felony involving moral turpitude.

  Mr. Tarr

        Mr. Tarr served as chairman of our board of directors pursuant to a letter agreement dated June 10, 2005. The letter agreement provided that Mr. Tarr would receive an annual base salary of $800,000, and he was expected to receive annual cash incentive compensation in the amount of 50% to 100% of his annual base salary. Our compensation committee approved Mr. Tarr's base salary of $800,000 for fiscal 2010. In addition, pursuant to his letter agreement, Mr. Tarr was granted in July 2005, at no cost, restricted stock units pursuant to our 2003 plan having a fair market value of $5,000,000, based on the closing price of our common stock on the NYSE on the date of grant, or 219,876 restricted stock units.

        On May 17, 2010, Mr. Tarr resigned as an executive officer, chairman of our board of directors and as a director of the Company. In connection with Mr. Tarr's resignation, we entered into a separation and transition services agreement with Mr. Tarr pursuant to which:

  •
  Mr. Tarr continues to serve as a temporary at-will employee of First Marblehead, providing consulting, advisory and related services as requested by our lead director on our behalf, which we refer to as the Services. We pay Mr. Tarr fees of $66,666.67 per month for performance of the Services, which are terminable at the election of Mr. Tarr or our lead director, upon 30 days' notice.

  •
  Mr. Tarr continues to serve as chairman of the board of directors of our subsidiary, Union Federal. He continues to have indemnification rights under our restated certificate of incorporation, as amended, and coverage under our director and officer liability insurance policy.

  •
  Mr. Tarr is entitled to a lump-sum payment of $800,000, less applicable state and federal taxes. Under Section 409A of the Code, the payment of such amount has been delayed for six months and one day following his "separation from service" from First Marblehead.

  •
  We will continue to pay premiums for group medical and dental insurance for Mr. Tarr until May 31, 2011. As a temporary employee, Mr. Tarr is not eligible to participate in any of our benefit plans.

  •
  203,350 unvested restricted stock units held by Mr. Tarr immediately vested in full.

  •
  Mr. Tarr released any and all claims against us, affirmed his obligations under the Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement between us and him and agreed to cooperate in any future investigation, defense or prosecution of claims brought against or on our behalf or our subsidiaries or affiliates. Mr. Tarr is required to deliver a second release of claims against us upon termination of the Services.

  Mr. Skaane

        Mr. Skaane served as our co-head of capital markets and as a managing director pursuant to a letter agreement dated September 4, 2001. The letter agreement provided that Mr. Skaane would receive an annual base salary of $200,000, which amount was subsequently increased to $410,000 prior to Mr. Skaane's designation as an executive officer.

        In July 2010, Mr. Skaane resigned from First Marblehead. In connection with Mr. Skaane's resignation, we entered into a letter agreement with Mr. Skaane pursuant to which we paid Mr. Skaane his accrued but unused vacation and agreed to continue to pay the Company's share of premiums for group medical and dental insurance coverage under COBRA until December 31, 2010.

Potential Payments Upon Termination or Change in Control

        The following table sets forth the potential payments, benefits and acceleration of vesting applicable to restricted stock unit awards under our 2003 plan, stock options under our 2008 Meyers' option plan, and our letter agreements with each of Messrs. Meyers, Klipper, Gelber and Santo. The amounts shown below assume that the termination of each executive officer was effective as of June 30, 2010. Actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive's actual departure. For information relating to compensation earned by each of our NEOs, see "—Compensation of Our Executive Officers—Summary Compensation Table" earlier in this proxy statement. For information relating to the severance benefits provided in our agreements with Messrs. Meyers, Klipper, Gelber and Santo, see "—Executive Employment Agreements; Severance Agreements" earlier in this proxy statement.

						Following a Change in Control(1)(2)
Name	Benefit	Termination Without Cause(1)		Termination For Good Reason(1)		Termination Without Cause Within Two Years		Termination For Good Reason Within Two Years		Termination as a Result of Death or Disability(1)
Daniel Meyers	Severance Payments	$1,000,000	(3)	$1,000,000	(3)	$1,000,000	(3)	$1,000,000	(3)	$—
	Healthcare Benefits	7,750	(3)(4)	7,750	(3)(4)	7,750	(3)(4)	7,750	(3)(4)	—
	Stock Vesting	—	(5)	—	(5)	—	(5)	—	(5)	—	(6)

	Total	$1,007,750		$1,007,750		$1,007,750		$1,007,750		$—

Kenneth Klipper(7)	Severance Payments	$195,000	(8)(9)	$—		$195,000	(8)(9)	$195,000	(8)(9)	$—
	Healthcare Benefits	7,841	(8)(10)	—		7,841	(8)(10)	7,841	(8)(10)	—
	Stock Vesting	125,011	(11)	—		364,452	(12)	364,452	(12)	364,452	(13)

	Total	$327,852		$—		$567,293		$567,293		$364,452

Seth Gelber	Severance Payments	$207,000	(9)(14)	$—		$207,000	(9)(14)	$—		$—
	Healthcare Benefits	7,841	(14)(15)	—		7,841	(14)(15)	—		—
	Stock Vesting	220,312	(11)	—		763,750	(12)	763,750	(12)	763,750	(13)

	Total	$435,153		$—		$978,591		$763,750		$763,750

Gary F. Santo, Jr.	Severance Payments	$180,000	(9)(14)	$—		$180,000	(9)(14)	$—		$—
	Healthcare Benefits	7,841	(14)(15)	—		7,841	(14)(15)	—		—
	Stock Vesting	220,312	(11)	—		763,750	(12)	763,750	(12)	763,750	(13)

	Total	$408,153		$—		$951,591		$763,750		$763,750

(1)
Values presented for severance payments and healthcare benefits are based on the NEO's base salary as of June 30, 2010, the type of insurance coverage and premiums in effect as of June 30, 2010 and the benefits, perquisites and services provided as of June 30, 2010. Values presented for stock vesting are based on the closing price of our common stock on June 30, 2010, or $2.35 per share. For information relating to unvested equity grants, see "—Compensation of Our Executive Officers—Outstanding Equity Awards at 2010 Fiscal Year End" earlier in this proxy statement.

(2)
In our 2003 plan and our stock option agreements with Mr. Meyers, we refer to a change in control as a reorganization event. "Reorganization event" is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(3)
Pursuant to an employment agreement between the Company and Mr. Meyers, Mr. Meyers has the right to receive these benefits upon (a) termination of his employment by the Company without cause or (b) termination of his employment by Mr. Meyers for good reason, subject to execution of a binding general release of claims in favor of the Company. "Cause" and "good reason" are defined in our employment agreement with Mr. Meyers, which is summarized under "—Executive Employment Agreements; Severance Agreements" earlier in this proxy statement. For purposes of calculating these benefits, we assumed that the Company had not achieved as of June 30, 2010 the quarterly targeted financial results specified in the employment agreement and that our compensation committee had not determined to pay accrued compensation to Mr. Meyers.

(4)
Represents the amounts payable for the continuation of group health, dental and vision benefits for 18 months.

(5)
Pursuant to Mr. Meyers' employment agreement and the stock option agreement between the Company and Mr. Meyers governing the $6.00 options, Mr. Meyers has the right to full acceleration of vesting of stock options upon (a) termination of his employment by the Company without cause or (b) termination of his employment by Mr. Meyers for good reason, subject to execution of a binding general release of claims in favor of the Company. "Cause" and "good reason" are defined in the stock option agreements and have the same definitions as those terms are used in our employment agreement with Mr. Meyers, which is summarized under "—Executive Employment Agreements; Severance Agreements" earlier in this proxy statement. Mr. Meyers' stock options had exercise prices above the fair market value of our common stock as of June 30, 2010.

(6)
Pursuant to the stock option agreement between the Company and Mr. Meyers governing the $6.00 options, Mr. Meyers has the right to these benefits in the event of his death or disability. "Disability" is defined as the inability of Mr. Meyers to perform the essential functions of his then existing position or positions with the Company with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. Mr. Meyers' stock options had exercise prices above the fair market value of our common stock as of June 30, 2010.

(7)
For purposes of this table, we have presented the information regarding the potential payments, benefits and acceleration of vesting applicable to restricted stock unit awards under our 2003 plan for Mr. Klipper as if Mr. Klipper's letter agreement, which was amended in September 2010, had been amended as of June 30, 2010.

(8)
Pursuant to a letter agreement, as amended, between the Company and Mr. Klipper, Mr. Klipper has the right to receive these benefits upon (a) termination of his employment by the Company without cause or (b) if on or prior to the second anniversary of the consummation of a reorganization event, Mr. Klipper terminates his employment for good reason, subject to execution of a binding general release of claims in favor of the Company. "Cause" and "good reason" are defined in our amended letter agreement with Mr. Klipper, which is summarized under "—Executive Employment Agreements; Severance Agreements" earlier in this proxy statement. See footnote 2 for the definition of reorganization event.

(9)
Executive is entitled to continuation of his base salary in effect as of the date of termination for a period of six months.

(10)
Represents the amounts payable for our share of premiums for group medical and dental insurance coverage for active and similarly situated employees who receive the same type of coverage for six months.

(11)
Represents acceleration of vesting of restricted stock units pursuant to the terms of the executive's restricted stock unit agreements upon termination without cause. "Cause" is defined as unsatisfactory job performance as determined by the Company, willful misconduct, fraud, gross negligence, disobedience or dishonesty. Pursuant to the terms of the executive's restricted stock unit agreements, the number of vested restricted stock units is determined as though the executive's employment had terminated on the day that follows the anniversary of the grant date that next follows the date of actual termination.

(12)
Represents acceleration in full of vesting of restricted stock units pursuant to the terms of the executive's restricted stock unit agreements if on or prior to the second anniversary of the consummation of a reorganization event, the executive's employment with the Company or its successor is terminated without cause by the Company or its successor or for good reason by the executive. "Cause" is defined as any (a) willful failure by the executive, which failure is not cured within 30 days of written notice to the executive from the Company, to perform his material responsibilities to the Company or (b) willful misconduct by the executive which affects the business reputation of the Company. "Good reason" is defined as (x) any significant diminution in the executive's title, authority or responsibilities from and after a reorganization event, (y) any material reduction in the annual cash compensation payable to the executive from and after the reorganization event or (z) the relocation of the place of business at which the executive is principally located to a location that is greater than 50 miles from its location immediately prior to such reorganization event. See footnote 2 for the definition of reorganization event.

(13)
Represents acceleration in full of vesting of restricted stock units upon death or disability pursuant to the terms of the executive's restricted stock unit agreements. "Disability" is defined in our restricted stock unit agreements as the inability of the executive due to a medical reason to carry out his duties as an employee of the Company for a period of six consecutive months.

(14)
Pursuant to letter agreements between the Company and each executive, the executive has the right to receive these benefits upon termination of his employment by the Company without cause. "Cause" is defined in our letter agreement with the applicable executive, which is summarized under "—Executive Employment Agreements; Severance Agreements" earlier in this proxy statement.

(15)
Represents the amounts payable for the continuation of group health, dental and vision benefits for six months.

Compensation of Our Directors

        Our compensation arrangements with our non-employee directors are set forth below. Mr. Meyers did not receive any additional compensation for his service as a director. See "—Compensation of Our Executive Officers—Summary Compensation Table" earlier in this proxy statement for disclosure relating to Mr. Meyers' compensation.

  Fees and Expenses

        On May 17, 2010, upon the recommendation of our compensation committee, our board of directors approved an increase in the annual fee payable to our non-employee directors from $40,000 to $80,000, effective July 1, 2010. In addition, our board of directors approved an additional fee of $10,000 for each non-employee director, including Ms. Bekavac and Mr. Eddy, for the period from May 17, 2010 to June 30, 2010.

        Directors do not receive any additional meeting fees for attending meetings, although they are reimbursed for expenses incurred to attend meetings, including reimbursement of $1.00 per mile for private air travel. We did not reimburse any directors during fiscal 2010 for private air travel.

        We pay our lead director, Mr. Berkley, and the chairman of our audit committee, Mr. Drotch, an additional annual fee of $50,000 in connection with their duties. Each member of our audit committee and our compensation committee receives an additional $1,000 for attendance at each audit committee or compensation committee meeting.

  2003 Stock Incentive Plan

        Beginning in September 2006, in lieu of stock option grants under our 2002 director stock plan discussed below, our board of directors adopted a program providing for grants of stock units to non-employee directors under our 2003 plan.

        Under the terms of the stock unit program, effective May 17, 2010, each non-employee director is entitled to receive 10,000 stock units under our 2003 plan on the date of his or her initial election to our board of directors. In addition, each non-employee director is entitled to receive 10,000 stock units on September 20 of each year, if on such date the non-employee director had served on our board of directors for at least 180 days. Each stock unit will be fully vested upon grant, and one share of our common stock will be issued in respect of each stock unit as soon as practicable following the grant date. Prior to May 17, 2010, non-employee directors received grants of 3,000 rather than 10,000 stock units under the terms of the program.

        For stock unit grants made in fiscal 2007 and fiscal 2008, a director could elect to defer delivery of the underlying shares until the date 30 days after the date the director ceased to serve as a director. Directors who made such a deferral election would also receive, at the time of delivery of their shares, a payment equal to: (1) the number of shares delivered multiplied by (2) the aggregate amount of cash dividends paid in respect of one share of our common stock to stockholders of record following each respective date of grant of the stock units. Beginning with the grants on September 20, 2008, directors may no longer make a deferral election.

        We have granted the following stock units to our non-employee directors serving as of September 29, 2010:

  •
  On September 20, 2006, we granted 3,000 stock units to each of Messrs. Berkley, Cameron, Daly, Drotch and Hansen. All directors elected to defer delivery of their shares except Mr. Cameron.

  •
  On September 20, 2007, we granted 3,000 stock units to each of Messrs. Berkley, Cameron, Daly, Drotch and Hansen. All directors elected to defer delivery of their shares.

  •
  On January 30, 2008, we granted 3,000 stock units to Mr. Cornell in connection with his appointment to our board of directors.

  •
  On September 20, 2008, we granted 3,000 stock units to each of Messrs. Berkley, Cameron, Cornell, Daly, Drotch and Hansen.

  •
  On September 20, 2009, we granted 3,000 stock units to each of Messrs. Berkley, Cameron, Cornell, Daly, Drotch and Hansen.

  •
  On May 17, 2010, we granted 10,000 stock units to each of Ms. Bekavac and Mr. Eddy in connection with their appointment to our board of directors.

  •
  On September 20, 2010, we granted 10,000 stock units to each of Messrs. Berkley, Cameron, Cornell, Daly, Drotch and Hansen.

  2002 Director Stock Plan

        Prior to September 2006, non-employee directors were entitled to receive stock options under our 2002 director stock plan. We do not intend to grant stock options under our 2002 director stock plan in the future. Under our 2002 director stock plan, each non-employee director was granted an option to purchase 6,000 shares of common stock on the date of his or her initial election to our board of directors. In addition, each non-employee director received an option to purchase 6,000 shares of our common stock on September 20 of each year, if on such date the non-employee director had served on our board of directors for at least 180 days. A total of 300,000 shares of our common stock may be issued upon the exercise of options granted under our 2002 director stock plan. As of September 29, 2010, options to purchase 102,000 shares of common stock were outstanding under our 2002 director stock plan.

        All options granted under our director stock plan vested immediately and had an exercise price equal to the closing price of our common stock on the last trading day immediately preceding the date of the option grant. An optionee may exercise his option only while he is a director and for 90 days after he ceases to be a director. Unexercised options expire ten years after the date of grant. Options granted under our 2002 director stock plan are not transferable or assignable other than by will or the laws of descent and distribution.

  Effect of Change in Control

        In the event of a merger of First Marblehead with another entity or any exchange of all our common stock for cash, securities or other property, our board of directors will provide for all outstanding options under our 2002 director stock plan to be assumed or substituted for by the acquiror. If the acquiror does not assume or substitute for outstanding awards, our board of directors will provide that all unexercised options will become exercisable in full prior to the completion of the change in control event and that these options will terminate immediately prior to the completion of the event if not previously exercised. If our stockholders will receive cash in the change in control event, our board of directors may instead provide that all options will terminate and be exchanged for cash. In the event of a proposed liquidation or dissolution of First Marblehead, our board of directors will provide that all then unexercised options under our 2002 director stock plan will become exercisable in full as of a specified time at least ten business days prior to the effective date of the liquidation or dissolution and then terminate effective upon the liquidation or dissolution, if not previously exercised. Our board of directors may adjust each outstanding option upon a change in capitalization.

        Upon the occurrence of any event described above, we will issue to directors holding stock units a number of shares of our common stock equal to the number of stock units held by such director, and we will pay in cash any amounts credited for cash dividends paid in respect of such shares.

        The following table sets forth information concerning compensation of our directors who are not also NEOs for fiscal 2010.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
Stephen E. Anbinder(2)	$—	$—	$—		$—
Nancy Y. Bekavac(3)	10,000	29,900	—		39,900
William R. Berkley	105,000	7,980	—		112,980
Dort A. Cameron III	53,000	7,980	—		60,980
Henry Cornell	50,000	7,980	1,138	(4)	59,118
George G. Daly	62,000	7,980	2,873	(4)	72,853
Peter S. Drotch	107,000	7,980	1,683	(4)	116,663
Thomas P. Eddy(5)	11,000	29,900	—		40,900
William D. Hansen	62,000	7,980	2,429	(4)	72,409

(1)
The grant date fair value of the 3,000 stock units granted to each non-employee director on September 20, 2009 was $7,980, based on the closing price of $2.66 per share of our common stock on the NYSE on September 18, 2009, the trading day immediately preceding the date of grant. The grant date fair value of the 10,000 stock units granted to Ms. Bekavac and Mr. Eddy on May 17, 2010 in connection with their appointment to our board of directors was $29,900, based on the closing price of $2.99 per share of our common stock on the NYSE on May 14, 2010, the trading day immediately preceding the date of grant. The following table shows the aggregate number of outstanding stock options and stock units held by each of our non-employee directors as of June 30, 2010. Each of the directors with outstanding stock units listed in this table has elected to defer delivery of the underlying shares. See "—2003 Stock Incentive Plan" above for additional information.

Name	Outstanding Stock Units	Outstanding Stock Options
Stephen E. Anbinder	—	—
Nancy Y. Bekavac	—	—
William R. Berkley	6,000	24,000
Dort A. Cameron III	3,000	24,000
Henry Cornell	—	—
George G. Daly	6,000	24,000
Peter S. Drotch	6,000	18,000
Thomas P. Eddy	—	—
William D. Hansen	6,000	12,000
(2)
Mr. Anbinder, who retired as an employee on June 30, 2006 but continues to serve as our vice chairman, has not been entitled to compensation for his service as a director. Mr. Anbinder is retiring as a director, effective as of the date of the annual meeting.

(3)
Ms. Bekavac began serving as a director on May 17, 2010.

(4)
Represents reimbursement of expenses incurred to attend meetings of our board of directors during fiscal 2010.

(5)
Mr. Eddy began serving as a director on May 17, 2010.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee currently consists of Ms. Bekavac and Messrs. Berkley, Cameron, Daly and Hansen. None of Ms. Bekavac or Messrs. Berkley, Cameron, Daly or Hansen has ever been an officer or employee of First Marblehead. Other than the arrangements described below under "—Certain Relationships and Related Transactions—Related Person Transactions," no member of our compensation committee had any relationship with us during fiscal 2010 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as one of our directors or as a member of our compensation committee, or other committee serving an equivalent function.

        No executive officer, or associate of any executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any other director or executive officer.

Certain Relationships and Related Transactions

  Policies and Procedures for Related Person Transactions

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which First Marblehead is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our lead director. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our nominating and corporate governance committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our nominating and corporate governance committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of our nominating and corporate governance committee to review and, if deemed appropriate, approve proposed related person transactions that arise between nominating and corporate governance committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our nominating and corporate governance committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, our nominating and corporate governance committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our nominating and corporate governance committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in First Marblehead's best interests. Our nominating and corporate governance committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (1) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (2) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and so do not receive any special benefits as a result of the transaction, (3) the amount involved in the transaction equals less than the greater of $1,000,000 or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (4) the amount involved in the transaction equals less than 2% of First Marblehead's annual consolidated gross revenues; and

  •
  a transaction that is specifically contemplated by provisions of First Marblehead's restated certificate of incorporation or by-laws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

  Related Person Transactions

        William R. Berkley.    Associated Community Brokers, Inc. has served as our insurance agent in connection with our directors and officers liability insurance. Associated Community Brokers, Inc. is a wholly owned subsidiary of Associated Community Bancorp, Inc. Mr. Berkley, our lead director, is the chairman of the board of directors, and majority stockholder, of Associated Community Bancorp, Inc. We paid Associated Community Brokers, Inc. commissions of approximately $168,861 during fiscal 2010 in connection with our directors and officers liability insurance. We believe that these commissions were substantially the same as we would have paid to other insurance brokers for comparable insurance coverage.

        Dort A. Cameron III.    At June 30, 2010, we had on deposit with The Milestone Funds, an open-end management investment company, approximately $30,000,000 of cash equivalents in a treasury obligations portfolio. Milestone Capital Management, LLC, which serves as investment adviser to the portfolio, charges us its standard service fees based on our assets under management in the portfolio. Immediate family members of Mr. Cameron indirectly own approximately 65% in the aggregate of the membership interests of Milestone Capital Management, LLC. As a result, these family members would be entitled to receive a portion of any amounts distributed by Milestone Capital Management, LLC to its members, including any net income attributable to our investment in the portfolio. The aggregate amount of net revenues (before expenses) that Mr. Cameron's family members could be entitled to receive in light of their membership interests during fiscal 2010 and the gross revenue attributable to our average historical assets under management in the portfolio during fiscal 2010 was $37,836.

        Daniel Meyers.    We have entered into a time sharing agreement with Sextant Holdings, LLC, of which Mr. Meyers is the sole member and a manager, pursuant to which Sextant Holdings, LLC leases an aircraft to us from time to time on a non-exclusive time-sharing basis. During fiscal 2010, we paid $796,174 to Sextant Holdings, LLC in connection with lease fees, applicable state and federal taxes, fees and charges for business-related travel during fiscal 2010. See "—Compensation Discussion and Analysis—Benefits and Other Compensation; Air Travel Policy" earlier in this proxy statement for additional information.

        All of the related person transactions described above that are of an ongoing nature are reviewed by our nominating and corporate governance committee periodically and at least annually.

OTHER INFORMATION

Principal Stockholders

        The following table presents information we know regarding the beneficial ownership of our common stock as of July 31, 2010 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our NEOs and directors, individually, and our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Securities that may be beneficially acquired within 60 days of July 31, 2010, including director stock units and restricted stock units vesting within 60 days of July 31, 2010, are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Unless otherwise indicated in the footnotes, applicable percentage of beneficial ownership is based on 100,736,294 shares of common stock outstanding as of July 31, 2010.

        Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Right to Acquire within 60 days of July 31, 2010		Percentage Beneficially Owned
5% Stockholders
Leslie Alexander	18,444,934	(2)	—		18.3%
Daniel Meyers	13,612,060	(3)	6,000,000	(3)	12.8
The Goldman Sachs Group, Inc.	(4)		(4)		9.9	(4)
Prescott Group Capital Management, L.L.C.	8,659,224	(5)	—		8.6
William R. Berkley	5,084,549	(6)(7)	40,000	(7)	5.0
Named Executive Officers
Daniel Meyers	13,612,060	(3)	6,000,000	(3)	12.8
Kenneth Klipper	64,641	(8)	3,196	(8)	*
Seth Gelber	50,358		—		*
Stein I. Skaane	74,339	(9)	—		*
Gary F. Santo, Jr.	50,000		—		*
Peter B. Tarr	381,937	(10)	—		*
Directors
Stephen E. Anbinder	3,006,585	(11)	—		3.0
Nancy Y. Bekavac	10,000		—		*
William R. Berkley	5,084,549	(6)(7)	40,000	(7)	5.0
Dort A. Cameron III	951,400	(12)	37,000	(12)	*
Henry Cornell	(4)(13)		(4)(13)		9.9	(4)
George G. Daly	46,000	(7)	40,000	(7)	*
Peter S. Drotch	62,000	(14)	34,000	(14)	*
Thomas P. Eddy	10,000		—		*
William D. Hansen	34,000	(15)	28,000	(15)	*
Daniel Meyers	13,612,060	(3)	6,000,000	(3)	12.8
All executive officers and directors as a group (16 persons)	33,636,596	(16)	6,201,213	(16)	31.5

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Includes shares issuable pursuant to stock options, director stock units and restricted stock units exercisable or vesting within 60 days of July 31, 2010 for the listed beneficial owner.

(2)
Includes 3,194,953 shares held by The Alexander 2003 Family Trust, of which Mr. Alexander may be deemed to be the beneficial owner. This information is based on a Form 4 filed on December 10, 2008 with the SEC by Mr. Alexander. The address of Mr. Alexander is 1200 N. Federal Highway, Suite 411, Boca Raton, FL 33432.

(3)
Includes 6,000,000 shares issuable upon exercise of stock options granted to Mr. Meyers on August 18, 2008.

(4)
The Goldman Sachs Group, Inc., which we refer to as GS Group, may be deemed to beneficially own 9.9% of our outstanding common stock, consisting of (a) shares of common stock acquired by Goldman Sachs or another wholly-owned broker or dealer subsidiary of GS Group in ordinary course trading activities, (b) shares of common stock held in managed accounts, (c) shares of common stock acquired by GS Parthenon A, L.P. and GS Parthenon B, L.P., which we refer to collectively as the GS Purchasers, upon conversion of shares of our series A non-voting convertible preferred stock and (d) such number of shares of common stock into which the shares of our series B non-voting convertible preferred stock, which we refer to as Series B Preferred Stock, directly held by the GS Purchasers may be converted as would represent, together with other shares beneficially owned by GS Group or any other affiliates of the GS Purchasers, 9.9% of our outstanding common stock. In addition, GS Group may be deemed to beneficially own 9,000 shares of common stock that it holds directly and 10,000 stock units granted to Mr. Cornell on September 20, 2010. The GS Purchasers have agreed not to convert and hold Series B Preferred Stock if after giving effect to any such conversion, the GS Purchasers and their affiliates would own more than 9.9% of the outstanding shares of our common stock. Neither of GS Group nor Goldman Sachs has sole or shared voting power of shares of common stock held in managed accounts. Each of GS Group and Goldman Sachs disclaims beneficial ownership of shares of common stock held in managed accounts. This information is based on a Schedule 13D/A filed on August 20, 2008 with the SEC by GS Group and its affiliates. The address of GS Group and its affiliates is c/o Goldman Sachs, 200 West Street, 28th Floor, New York, NY 10282.

(5)
Consists of shares held by Prescott Group Capital Management, L.L.C. and its affiliates, which we refer to collectively as Prescott. This information is based on a Schedule 13G/A filed on February 12, 2010 with the SEC by Prescott. The address of the entities and individuals affiliated with Prescott is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104.

(6)
Includes 787,024 shares held by The Berkley Family Foundation, Inc., which we refer to as the Berkley Foundation, and 375,000 shares held by Berkley Peninsula LLC. Mr. Berkley is the President of the Berkley Foundation and may be deemed to have beneficial ownership of the shares held thereby. Mr. Berkley disclaims beneficial ownership of such shares. Mr. Berkley is the managing director and sole owner of Berkley Peninsula and may be deemed to have beneficial ownership of the shares held thereby. Mr. Berkley has pledged 323,977 shares to secure indebtedness of William R. Berkley, LLC, of which Mr. Berkley is the sole member.

(7)
Includes 24,000 shares issuable pursuant to stock options granted under our 2002 director stock plan, 3,000 stock units granted under our 2003 plan on each of September 20, 2006 and 2007, and 10,000 stock units granted under our 2003 plan on September 20, 2010.

(8)
Includes 3,196 shares issuable pursuant to restricted stock units vesting within 60 days of July 31, 2010.

(9)
This information is based on a Form 3 filed on May 27, 2010 with the SEC by Mr. Skaane.

(10)
Includes 15,000 shares held by Mr. Tarr's wife.

(11)
Includes 2,370,000 shares held by The Roxbury Management Company, LLC. Mr. Anbinder owns four voting units in The Roxbury Management Company, LLC, and the remaining 96 non-voting units are owned by Mr. Anbinder's family members or family trusts. Mr. Anbinder is the sole manager of The Roxbury Management Company, LLC. Reported ownership excludes 127,500 shares held by the Anbinder Family Foundation, for which Mr. Anbinder is one of four trustees.

(12)
Includes 240,000 shares held by Mr. Cameron's wife. Also includes 24,000 shares issuable pursuant to stock options granted to Mr. Cameron under our 2002 director stock plan, 3,000 stock units granted under our 2003 plan on September 20, 2007, and 10,000 stock units granted under our 2003 plan on September 20, 2010.

(13)
Mr. Cornell is a managing director of Goldman Sachs. Goldman Sachs is a wholly owned subsidiary of GS Group. Mr. Cornell disclaims beneficial ownership of the securities beneficially owned by GS Group except to the extent of his pecuniary interest therein, if any.

(14)
Includes 18,000 shares issuable pursuant to options granted to Mr. Drotch under our 2002 director stock plan, 3,000 stock units granted under our 2003 plan on each of September 20, 2006 and 2007, and 10,000 stock units granted under our 2003 plan on September 20, 2010.

(15)
Includes 12,000 shares issuable pursuant to options granted to Mr. Hansen under our 2002 director stock plan, 3,000 stock units granted under our 2003 plan on each of September 20, 2006 and 2007, and 10,000 stock units granted under our 2003 plan on September 20, 2010.

(16)
Includes an aggregate of 6,102,000 shares issuable upon exercise of stock options, an aggregate of 87,000 shares issuable pursuant to director stock units, and an aggregate of 12,213 shares issuable pursuant to restricted stock units vesting within 60 days of July 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. We are required to disclose any late filings of such reports. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during fiscal 2010, the reporting persons complied with all Section 16(a) filing requirements on a timely basis.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding." This means that only one copy of either the notice of Internet availability of proxy materials or our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write, call or email us at:

      The First Marblehead Corporation
      The Prudential Tower
      800 Boylston Street, 34th Floor
      Boston, Massachusetts 02199
      Attention: Investor Relations
      (800) 895-4283
       info@firstmarblehead.com

        If you would like to receive separate copies of the notice of Internet availability of proxy materials or the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, phone number or email address.

        Our board of directors hopes that stockholders will attend the annual meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By order of the Board of Directors,

Gregory M. Woods Secretary

September 29, 2010

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1 0 2 0 7 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X The First Marblehead Corporation 018KAE 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Note: The signature(s) on this proxy should correspond exactly with the stockholder’s name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all director nominees and FOR Proposal 2. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Nancy Y. Bekavac 04 - Henry Cornell 07 - Thomas P. Eddy 02 - William R. Berkley 05 - George G. Daly 08 - William D. Hansen 03 - Dort A. Cameron III 06 - Peter S. Drotch 09 - Daniel Meyers 1. To elect nine Directors to serve for a one-year term expiring at the 2011 Annual Meeting of Stockholders: For Withhold For Withhold For Withhold For Against Abstain 2. To ratify the appointment of KPMG LLP as The First Marblehead Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 16, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby revoke(s) all prior proxies and appoint(s) Kenneth Klipper and Gregory M. Woods, and each of them, attorneys of the undersigned (the “proxy holders”), with full power of substitution, for and in the name(s) of the undersigned to (1) attend the 2010 annual meeting of stockholders (the “Meeting”) of The First Marblehead Corporation (the “Company”) to be held at the offices of WilmerHale LLP, 399 Park Avenue, New York, NY 10022, at 10:00 a.m. (local time), on Tuesday, November 16, 2010, and any adjourned sessions thereof, and (2) vote all shares of common stock of the Company that the undersigned would be entitled to vote, with all powers the undersigned would possess, if personally present. Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of the other matters. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof. If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any of the director nominees or proposal 2 specified on the reverse side, this proxy will be voted “FOR” each director nominee and “FOR” proposal 2. Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE . Proxy — The First Marblehead Corporation